Exhibit 10.4

HIGHWOODS PROPERTIES

OFFICE LEASE

	c.	Exercise of Right of First Refusal	38
	d.	Contingency	39
	e.	Rent and Term	39
	f.	Improvement Allowance	39
	g.	Space in Other Buildings	39

32.		ASSIGNMENT AND ASSUMPTION OF TENANT’S EXISTING LEASE	40

33.		EXHIBITS	41

State of Tennessee:
County of Davidson:

OFFICE LEASE

                      THIS LEASE (“Lease”), made this 17th day of February, 2003 by and between HIGHWOODS REALTY LIMITED PARTNERSHIP, a North Carolina limited partnership (“Landlord”) and ICON CLINICAL RESEARCH, INC., a Pennsylvania corporation (“Tenant”), provides as follows:

           1.         BASIC DEFINITIONS AND PROVISIONS. The following basic definitions and provisions apply to this Lease:

a.	Premises.	Rentable Square Feet:	Initial Premises: 70,000 Swing Premises: 11,891

		Suite: Building: Street Address: City/County: State/Zip Code:	Entire 3rd, 4th and 5th Floors Seven Springs I 320 Seven Springs Way Brentwood, Davidson Tennessee, 37027

b.	Term.	Number of Months: Commencement Date:	120 July 1, 2003, subject to adjustment under Section 3(b)

		Expiration Date:	June 30, 2013, subject to adjustment under Section 3(b)

c.	Permitted Use.
General office space and data center space, including without limitation a raised-floor computer area, FM 200 fire suppression system, a supplemental HVAC system and structural improvements sufficient to support a movable file system

d.	Occupancy Limitation.		No more than 5.3 persons per one thousand (1,000) rentable square feet.

            e.         Base Rent. The minimum base rent for the Term is $18,609,151.44, payable in monthly installments on the 1st day of each month in accordance with the following Base Rent Schedule:

MONTHS	MONTHLY RENT	$/SQ. FT.	CUMULATIVE RENT

01-12	$124,016.67	$21.26	$1,488,200.04
13-24	$147,062.59	$21.55	$1,764,751.08
25-36	$149,928.77	$21.97	$1,799,145.24
37-48	$152,794.96	$22.39	$1,833,539.52
49-60	$155,661.14	$22.81	$1,867,933.68
61-72	$158,527.33	$23.23	$1,902,327.96
73-84	$161,393,51	$23.65	$1,936,722.12
85-96	$164,259.70	$24.07	$1,971,116.40
97-108	$167,125.88	$24.49	$2,005,510.56
109-120	$169,992.07	$24.91	$2,039,904.84
BASE RENT:			$18,609,151.44

f.	Rent Payment Address.	Highwoods Realty Limited Partnership P.O. Box 409355 Atlanta, GA 30384 Tax ID# 56-1869557

g.	Security Deposit.	$155,076.26

h.	Business Hours.	7:00 A.M. to 6:00 P.M. Monday through Friday (excluding National and State Holidays).

i.	Electrical Service.	No more than five (5) watts per useable square foot for convenience outlets and lighting.

j.	After Hours HVAC Rate.	$25.00 per hour, per zone, with a minimum of two (2) hours per occurrence.

k.	Parking.	Unreserved; not less than 4.5 spaces per 1,000 rentable square feet.

l.	Construction Fee.
The Construction Supervision Fee for alterations is three percent (3%) of the cost of the work. The construction supervision fee for Tenant Improvements is set forth in the Workletter attached as Exhibit B.

m.	Notice Addresses.

	LANDLORD:	HIGHWOODS REALTY LIMITED PARTNERSHIP c/o Highwoods Properties, Inc. 3100 Smoketree Court, Suite 600 Raleigh, North Carolina 27604 Attn: Manager, Lease Administration Facsimile #: 919/876-2448

	with a copy to:	Highwoods Properties, Inc. 2120 West End Avenue Suite 100 Nashville, TN 37203 Facsimile: 615-320-5607

	TENANT:	Icon Clinical Research Inc. 212 Church Road North Wales, Pennsylvania 19454 Attn: Ms. Lois Valentine and Mr. David Peters Facsimile #:215-616-3089

	with a copy to:	Stephan K. Pahides, Esquire McCausland, Keen & Buckman Radnor Court, Suite 160 259 N. Radnor-Chester Road Radnor, PA 19087 Facsimile: 610-341-1099

n.	Broker.	Julien J. Studley, Inc. 3390 Peachtree Road, NE #800 Atlanta, GA 30326 Facsimile #: 404-467-0710

          2.          LEASED PREMISES.

          a.          Premises. Landlord leases to Tenant and Tenant leases from Landlord the Initial Premises identified in Section 1.a and as more particularly shown on Exhibit A, attached hereto. On the first anniversary of the Commencement Date, the Swing Premises, as more particularly shown on Exhibit A-1 attached hereto, shall be and become a part of the Premises, without the need for any further action by Tenant or Landlord. As to Tenant’s right to use and obligation set forth herein with respect to the Swing Premises, from and after the first anniversary of the Commencement Date, the term “Premises” shall refer collectively to the Initial Premises and the Swing Premises.

          b.          Rentable Square Foot Determination. The parties acknowledge that the square foot measurements of the Initial Premises and Swing Premises are as shown above.

          c.          Common Areas. Tenant shall have non-exclusive right to use and access the Common Areas of Seven Springs I (the “Building”). The common areas generally include space that is not included in portions of the Building set aside for leasing to tenants or reserved for Landlord’s exclusive use, and include entrances, hallways, lobbies, elevators, restrooms, walkways, driveways, parking areas and plazas (“Common Areas”). Landlord has the exclusive right to (i) designate the Common Areas, (ii) change the designation of any Common Area and otherwise modify the Common Areas, and (iii) permit special use of the Common Areas, including temporary exclusive use for special occasions; provided, that (a) no such change shall materially adversely affect Tenant, its access to the Building or the Premises, Tenant’s use and occupancy of the Premises (or the conduct of its business therein) or the exercise or realization of Tenant’s other rights under this Lease, and (b) no such change in or to the parking areas serving the Building shall be made in violation of Section 4.d hereof. Tenant shall not interfere with the rights of others to use the Common Areas. All use of the Common Areas shall be subject to the Rules and Regulations promulgated by Landlord. Tenant shall also have the nonexclusive right to use and access all common driveways, walkways and plaza of the Seven Springs office campus of which the Building is a part, as shown on the site plan attached hereto as Exhibit J (as now or hereafter existing, the “Office Campus”), to the extent controlled by Landlord or as permitted by any applicable easements, subject to the Rules and Regulations and the rights of others and shall have unimpeded access between the Premises and a public road.

          3.          TERM.

          a.          Commencement and Expiration Dates. The Lease Term commences on Commencement Date and expires on the Expiration Date, as set forth in Section 1.b.

          b.          Adjustments to Commencement Date. The Commencement Date shall be adjusted as follows:

i.
If Tenant requests possession of the Premises prior to the Commencement Date, and Landlord consents, the Commencement Date shall be the date of possession, provided, however, that, absent such a request by Tenant, Landlord agrees that the Commencement Date shall be the date that is twenty-one (21) days after possession shall be given to Tenant, during which time Tenant may install telephones, computers, fixtures, furniture and equipment.

ii.
If Landlord, for any reason, cannot deliver possession of the Premises to Tenant on the projected commencement date set forth in Section 1.b, then the Commencement Date, Expiration Date, and all other dates that may be affected by their change, shall be revised to conform to the date of Landlord’s delivery of possession of the Premises to Tenant plus twenty-one (21) days. Any such delay shall not relieve Tenant of its obligations under this Lease, and neither Landlord nor Landlord’s agents shall be liable to Tenant for any loss or damage resulting from the delay in delivery of possession, except as provided below.

          c.          Termination by Tenant for Failure to Deliver Possession. In the event Landlord is unable to deliver possession of the Initial Premises as required herein within sixty (60) days after the projected Commencement Date set forth in Section 1.b due to any reason other than an Excused Delay (“Landlord Delay”), Tenant shall receive for each day past the projected commencement date, until Landlord does deliver possession of the Premises as required herein, an abatement of Base Rent for each day of Landlord Delay, which abatement shall be taken commencing on the Commencement Date. In the event Landlord is unable to deliver possession of the Premises as required herein within ninety (90) days after the projected Commencement Date set forth in Section 1.b (excluding any delays resulting from force majeure or caused by Tenant – “Excused Delays”), then Tenant may terminate this Lease by giving notice to Landlord within one hundred (100) days of the projected Commencement Date (excluding Excused Delays). Tenant may not terminate the Lease, however, if Tenant has taken possession of any part of the Premises.

          d.          Delivery of Possession. Unless otherwise specified in the Workletter attached as Exhibit B, “delivery of possession” of the Initial Premises shall mean, following Landlord’s completion of the Work, the earlier of: (i) the date Landlord has the Initial Premises ready for occupancy by Tenant as evidenced by a permanent or temporary Certificate of Occupancy issued by a proper governmental authority, and (ii) the date Landlord could have had the Initial Premises ready had there been no Delays attributable to Tenant, including without limitation Tenant’s failure to obtain permits and install low voltage equipment and to install modular furnishings. In the event a temporary Certificate of Occupancy is issued, Landlord shall complete all requirements set forth in such temporary Certificate of Occupancy within the time limits required thereby. Landlord shall provide notice to Tenant that Landlord is making delivery of possession on the date that delivery of possession occurs.

          e.          Right to Occupy. Tenant shall not occupy the Initial Premises until Tenant has complied with all of the following requirements to the extent applicable under the terms of this Lease: (i) delivery of all certificates of insurance, (ii) payment of Security Deposit, (iii) execution and delivery of any required Guaranty of Lease, and (iv) if Tenant is an entity, receipt of a good standing certificate from the State where it was organized and a certificate of authority to do business in the State in which the Premises are located (if different). Tenant’s failure to comply with these (or any other conditions precedent to occupancy under the terms of this Lease) shall not delay the Commencement Date.

          f.          Commencement Agreement. The Commencement Date, Term, and Expiration Date shall be set forth in a Commencement Agreement similar to Exhibit D, attached hereto, to be prepared by Landlord and executed by the parties after the Commencement Date.

          4.          USE.

          a.          Permitted Use. The Premises may be used only for general office purposes and data center in connection with Tenant’s Permitted Use as defined in Section 1c and in accordance with the Occupancy Limitation as set forth in Section 1d (“Permitted Use”).

          b.          Prohibited Uses. Tenant shall not use the Premises:

i.	In violation of any restrictive covenants which apply to the Premises;

ii.	In any manner that constitutes a nuisance or trespass;

iii.
In any manner which increases any insurance premiums, or makes such insurance unavailable to Landlord on the Building; provided that, in the event of an increase in Landlord’s insurance premiums which results from Tenant’s use of the Premises in any manner in violation of this Lease, Landlord may elect to permit the use and charge Tenant for the increase in premiums, and Tenant’s failure to pay Landlord, on demand, the amount of such Increase shall be an event of default;

iv.	In any manner that creates unusual demands for electricity, heating or air conditioning without the consent of Landlord as provided hereinbelow in Section 4.c.; or

v.	For any purpose except the Permitted Use, unless consented to by Landlord in writing.

Landlord represents and acknowledges that Tenant’s use of the Premises for the Permitted Use shall not cause a violation of any restrictive covenants which apply to the Premises.

          c.          Prohibited Equipment in Premises. Tenant shall not install any equipment in the Premises that places unusual demands on the electrical, heating or air conditioning systems (“High Demand Equipment”) without Landlord’s prior written consent. No such consent will be given if Landlord determines, in its opinion, that such equipment may not be safely used in the Premises or that electrical service is not adequate to support the equipment. Landlord’s consent may be conditioned, without limitation, upon separate metering of the High Demand Equipment and Tenant’s payment of all actual and reasonable engineering, equipment, installation, maintenance, removal and restoration costs and utility charges associated with the High Demand Equipment and the separate meter incurred by Landlord. If High Demand Equipment used in the Premises by Tenant affect the temperature otherwise maintained by the heating and air conditioning system, Landlord shall have the right to install supplemental air conditioning units in the Premises with the actual and reasonable cost of engineering; installation, operation and maintenance of the units to be paid by Tenant. All costs and expenses relating to High Demand Equipment and Landlord’s reasonable administrative costs (such as reading meters and calculating invoices) shall be Additional Rent, payable by Tenant upon demand. Tenant shall not operate any electrical device (other than normal office equipment) that may emanate waves that could unreasonably and materially interfere with or impair radio or television broadcasting or reception from or in the Building.

          d.          Parking. At all times during the term of this Lease, Landlord shall maintain on the property on which the Building is located, available 24 hours a day, seven days a week (without charge), parking spaces equal to at least 4.5 spaces per 1,000 rentable square feet in the Building, and Tenant shall have the nonexclusive right to use such spaces, together with the employees, invitees, contractors and guests of those parties with possessory rights or managerial duties in the Building and Tenant shall have parking rights as set forth in Section 1k of this Lease. If during the Lease Term Landlord offers reserved parking to any tenant in the Building, Tenant shall be entitled to reserve parking in similar locations and in the same ratio of rentable square feet of leased premises to reserved parking spaces as afforded such other tenant.

          5.          RENT.

          a.          Payment Obligations. Tenant shall pay Base Rent and Additional Rent (collectively, “Rent”) on or before the first day of each calendar month during the Term, as follows:

i.	Rent payments shall be sent to the Rent Payment Address set forth in Section 1f.

ii.
Rent shall be paid without previous demand or notice and without set off or deduction. Except as otherwise specifically provided, Tenant’s obligation to pay Rent under this Lease is completely separate and independent from any of Landlord’s obligations under this Lease.

iii.
If the Term commences on a day other than the first day of a calendar month, then Rent for such month shall be (i) prorated for the period between the Commencement Date and the last day of the month in which the Commencement Date falls, and (ii) due and payable on the Commencement Date.

iv.
For each Rent payment that is due on a monthly basis and that Landlord receives after the fifth (5th) day of the month, Landlord shall be entitled to all default remedies provided under the terms of this Lease, and a late charge in the amount of five percent (5%) of all Rent due for such month.

v.
If Landlord presents Tenant’s check to any bank and Tenant has insufficient funds to pay for such check, then Landlord shall be entitled to all default remedies provided under the terms of this Lease and the maximum lawful bad check fee or five percent (5%) of the amount of such check, whichever amount is less.

          b.          Base Rent. Tenant shall pay Base Rent as set forth in Section 1e.

          c.          Additional Rent. In addition to Base Rent, Tenant shall pay as rent all sums and charges due and payable by Tenant under this Lease (“Additional Rent”), including, but not limited to, the following:

i.	Tenant’s Proportionate Share of the increase in Landlord’s Operating Expenses as set forth below in Section 5.d;

ii.
Any sales or use tax imposed on rents collected by Landlord or any tax on rents in lieu of ad valorem taxes on the Building, even though laws imposing such taxes attempt to require Landlord to pay the same; provided, however, if any such sales or use tax are imposed on Landlord and Landlord is prohibited by applicable law from collecting the amount of such tax from Tenant as Additional Rent, then Landlord, upon sixty (60) days prior notice to Tenant, may terminate this Lease; and

iii.	Any construction supervision fees in connection with the construction of Tenant Improvements or alterations to the Premises.

          d.          Operating Expenses. For each Calendar Year (as hereinafter defined) during the Term after 2004, Tenant agrees to pay to Landlord, as Additional Rent, in monthly installments, Tenant’s Proportionate Share of any increase in Operating Expenses (as hereinafter defined) incurred by Landlord’s operation or maintenance of the Building, above $5.80 per rentable square foot of the Building (the “Expense Stop”). So long as the Operating Expenses of the Building do not exceed the Expense Stop, Tenant shall pay no Proportionate Share.

                    If during any Calendar Year the occupancy of rentable area in the Building is less than 95% full, then Operating Expenses (as hereinafter defined), for variable costs only, will be adjusted for such Calendar Year as though at least 95% of the rentable area had been occupied. Tenant’s Proportionate Share shall be calculated by dividing the rentable square feet of the Premises at the beginning of such Calendar Year by approximately 129,900 net rentable square feet of the Building, which as of the Commencement Date equals 53.89%, and as of January 1, 2004, shall equal 62.99%.

                    For the Calendar Year commencing on January 1, 2005 and for each Calendar Year thereafter during the Term, Landlord shall estimate the amount the Operating Expenses shall increase for such Calendar Year above the Expense Stop. Landlord shall send to Tenant on or before March 1 of each such year a written statement of the amount of Tenant’s Proportionate Share of any estimated increase in Operating Expenses and Tenant shall pay to Landlord, monthly or annually, Tenant’s Proportionate Share of such increase in Operating Expenses. Within ninety (90) days after the end of each Calendar Year, Landlord shall send a copy of the Annual Statement to Tenant. Pursuant to the Annual Statement, Tenant shall pay to Landlord Tenant’s proportionate share of Operating Expense as owed or Landlord shall adjust Tenant’s Rent payments if Landlord owes Tenant a credit. After the Expiration Date or any termination of this Lease, Landlord shall send Tenant the final Annual Statement for the Term, and Tenant shall pay to Landlord Additional Rent as owed or if Landlord owes Tenant a credit, then Landlord, promptly, but in any event within sixty (60) days, shall pay Tenant a refund. If there is a decrease in Operating Expenses in any year below Expense Stop then no additional rent shall be due on account of Operating Expenses, but Tenant shall not be entitled to any credit, refund or other payment that would reduce the amount of other additional rent or Base Rent owed. If this Lease expires or terminates on a day other than the December 31, then Additional Rent shall be prorated on a 365-day Calendar Year (or 366 if a leap year). All payments or adjustments for Additional Rent shall be made within thirty (30) days after the applicable Statement is sent to Tenant.

                    The term “Calendar Year” shall mean each of the twelve month periods (or any portion thereof) during the Term beginning on January 1 and ending on the next following December 31.

                    The term “Operating Expenses” shall mean all direct costs incurred by Landlord in the provision of services to tenants and in the operation, repair and maintenance of the Building and Common Areas (on a proportionate basis allocated to the Building as to common areas serving the Office Campus) as determined by generally accepted accounting principles, including, but not limited to ad valorem real and personal property taxes assessed on the Building and the land on which it is located (provided, however, in the event the Building is not located on a tax parcel separate from other buildings on the Office Campus, taxes included in the Operating Expenses shall be limited to the percentage of the land within such tax parcel reasonably allocated to the Building), hazard and liability insurance premiums, utilities, heat, air conditioning, janitorial service, labor, materials, supplies, equipment and tools, permits, licenses, inspection fees, management fees (on an annual basis not to exceed four percent (4%) of the Rent (minus an amount equal to $2.90 times the rentable square feet of the Premises), and common area expenses; provided, however, the term “Operating Expenses” shall not include depreciation on the Building or equipment therein, interest, executive salaries, real estate brokers’ commissions, or other expenses that do not relate to the operation of the Building. The annual statement of Operating Expenses shall be accounted for and reported in accordance with generally accepted accounting principles (the “Annual Statement”). In addition, “Operating Expenses” shall not include any of the following:

                    (i)           Leasing commissions, attorneys’ fees, costs, disbursements and other expenses incurred by Landlord or its agents in connection with negotiations for leases with tenants, other occupants or prospective tenants or other occupants of the Building, and similar costs incurred in connection with disputes with and/or enforcement of any lease with tenants, other occupants, or prospective tenants or other occupants of the Building;

                    (ii)           “Tenant allowances”, “tenant concessions”, work letter payments, and other costs or expenses (including permit, license and inspection fees) incurred in completing, fixturing, furnishing, renovating or otherwise improving, decorating or redecorating space for tenants or other occupants of the Building, or vacant, leasable space in the Building, including space planning/interior design fees for same;

                     (iii)         Depreciation and other “non-cash” expense items;

                   (iv)         Services, items and benefits for which Tenant or any other tenant or occupant of the Building specifically reimburses Landlord;

                   (v)          Costs or expenses (including fines, penalties and legal fees) incurred due to the violation by Landlord of any terms and conditions of this Lease or of the leases of other tenants in the Building, that would not have incurred but for such violation by Landlord;

                    (vi)        Penalties for late payment of any Operating Expenses by Landlord, including, without limitation, with respect to taxes, equipment leases, etc.;

                    (vii)         Payments in respect of overhead and/or profit to any subsidiary or affiliate of Landlord, as a result of a non-competitive selection process for services (other than the management fee) on or to the Building, or for goods, supplies or other materials, to the extent that the costs of such services, goods, supplies or materials exceed the costs that would have been paid if the services, goods, supplies or materials had been provided by parties unaffiliated with Landlord, of similar skill, competence and experience, on a competitive basis;

                    (viii)        Payments of principal, finance charges or interest on debt or amortization on any deed of trust or other debt encumbering the Building, and rental payments (or increases in same) under any ground or underlying lease or leases encumbering the Building (except to the extent the same may be made to pay or reimburse property taxes);

                    (ix)          The costs of any “tax fees” or one-time lump sum sewer, water or other utility connection or tapping fees for the Building;

                    (x)           Rentals and other related expenses, if any, incurred in leasing air conditioning systems or other equipment ordinarily considered to be of a capital nature, except equipment which is used in providing janitorial services and which is not affixed to the Building and equipment which is leased on a temporary basis in emergency situations;

                    (xi)          Advertising and promotional expenses;

                    (xii)         Costs or expenses for the acquisition of sculpture, paintings or other works of art, but not the reasonable expenses of maintaining, repairing and insuring same;

                    (xiii)        Costs for which Landlord is compensated through or reimbursed by insurance;

                    (xiv)        Contributions to operating expense reserves (including tax reserves);

                    (xv)         Contributions to political or charitable organizations;

                    (xvi)        Costs incurred in removing the property of former tenants and/or other occupants of the Building;

                    (xvii)       Costs or fees relating to the defense of Landlord’s title to or interest in the Building, or any part thereof,

                    (xviii)      Costs or expenses that under generally accepted accounting principles consistently applied, would be construed as capital expenses; and

                    (xix)         Any other expense which, under generally accepted accounting principles, consistently applied, would not be considered to be a normal maintenance or operating expense of the Building or Common Areas.

           e.         Review. If Tenant disputes the amount of Operating Expenses as set forth in the Annual Statement from the Landlord, then Tenant may have Landlord’s books and records relating to Operating Expenses audited by a qualified professional selected by Tenant or by Tenant itself, provided Tenant gives written notice of the audit within forty-five (45) days of Tenant’s receipt of the Annual Statement. No subtenant shall have any right to conduct an audit and no assigns shall conduct an audit for any period during which such assignee was not in possession of the Premises.

          Books and records necessary to accomplish any audit permitted under this Section shall be retained for twelve (12) months after the end of each calendar year, and on receipt of notice of Tenant’s dispute of the Operating Expenses shall be made available to Tenant to conduct the audit, which (at Landlord’s option) may be either at the Premises, at the Landlord’s division office for the area in which the Premises are located, or at Landlord’s home office in Raleigh, North Carolina. If Tenant and Landlord dispute the amount of Operating Expenses after Tenant’s Audit, then Landlord’s independent certified public accountant shall consult with Tenant’s professional to reconcile any discrepancies.

          In the event that the Tenant elects to have a professional audit Landlord’s Operating Expenses as provided in this Lease, such audit must be conducted by an independent nationally or regionally recognized accounting firm that is not being compensated by Tenant on a contingency fee basis. All information obtained through such audit as well as any compromise, settlement or adjustment reached as a result of such audit shall be held in strict confidence by Tenant and its officers, agents and employees and as a condition to such audit, the Tenant’s auditor shall execute a written agreement agreeing that the auditor is not being compensated on a contingency fee basis and that all information obtained through such audit as well as any compromise, settlement or adjustment reached as a result of such audit , shall be held in strict confidence and shall not be revealed in any manner to any person except upon the prior written consent of the Landlord, which consent may be withheld in Landlord’s sole discretion, or required pursuant to any litigation between Landlord and Tenant materially related to the facts disclosed by such audit, or if required by law.

          If Operating Expenses were overstated by four percent (4%) or more, then Landlord shall reimburse Tenant for its reasonable audit costs; otherwise, Tenant shall pay its own costs and shall reimburse Landlord for the reasonable costs of Landlord’s certified public accountant. Pending resolution of any dispute, the Tenant shall pay to Landlord the sum so billed by Landlord, subject to ultimate resolution.

          6.         SECURITY DEPOSIT.

         a.           Amount of Deposit. Tenant shall deposit with Landlord a Security Deposit in the amount set forth in Section 1.g , which sum Landlord shall retain as security for the performance by Tenant of each of its obligations hereunder. The Security Deposit shall not bear interest.

          b.          Application of Deposit. If Tenant at any time fails to perform any of its obligations under this Lease, including its Rent or other payment obligations, its restoration obligations, or its insurance and indemnity obligations, then Landlord may, at its option, apply the Security Deposit (or any portion) to cure Tenant’s default or to pay for damages caused by Tenant’s default. If the Lease has been terminated, then Landlord may apply the Security Deposit (or any portion) against the damages incurred as a consequence of Tenant’s breach. The application of the Security Deposit shall not limit Landlord’s remedies for default under the terms of this Lease. If Landlord depletes the Security Deposit, in whole or in part, prior to the Expiration Date or any termination of this Lease, then Tenant, upon notice from Landlord of such depletion, shall restore immediately the amount so used by Landlord.

          c.          Refund of Deposit. Unless Landlord uses the Security Deposit to cure a default of Tenant, to pay damages for Tenant’s breach of the Lease, or to restore the Premises to the condition to which Tenant is required to leave the Premises upon the expiration or any termination of the Lease, then Landlord shall, within thirty (30) days after the Expiration Date or any termination of this Lease, refund to Tenant any funds remaining in the Security Deposit. Tenant may not credit the Security Deposit against any month’s Rent.

          7.          SERVICES BY LANDLORD.

          a.          Base Services. Provided that Tenant is not then in default, Landlord shall cause to be furnished, twenty-four (24) hours a day, seven (7) days a week (unless otherwise provided), to the Building, or as applicable, the Premises, in common with other tenants the following services:

i.	Cold and hot water (if available from city mains) for drinking, lavatory and toilet purposes.

ii.
Electricity (if available from the utility supplier) for the building standard fluorescent lighting and for the operation of general office machines, such as electric typewriters, desk top computers, dictating equipment, adding machines and calculators, and general service non-production type office copy machines; provided that Landlord shall have no obligation to provide more than the amount of power for convenience outlets and lighting as set forth in Section 1i.

iii.	Operatorless elevator service.

iv.
Building standard fluorescent lighting composed of 2’ x 4’ fixtures, bulbs and ballasts; Tenant shall service, replace and maintain at its own expense any incandescent fixtures, table lamps, or lighting other than the building standard fluorescent light, and any dimmers or lighting controls other than controls for the building standard fluorescent lighting.

v.
Heating and air conditioning for the reasonably comfortable use and occupancy of the Premises as set forth on Exhibit F during Business Hours as set forth in Section 1h; provided that, heating and cooling conforming to any governmental regulation prescribing limitations thereon shall be deemed to comply with this service.

vi.
After Business Hours, weekend and holiday heating and air conditioning at the After Hours HVAC rate set forth in Section 1j, with such charges subject to commercially reasonable annual increases as determined by Landlord.

vii.	Janitorial services five (5) days a week (excluding National and State holidays) after Business Hours as set forth on Exhibit G.

          b.          Landlord’s Maintenance. Landlord shall keep and maintain the Building and all Common Areas in good condition and repair, to a level consistent with similar “first-class A” office buildings in the Nashville area. Landlord shall keep and maintain the Common Areas reasonably clean and the sidewalks and parking areas well lit, paved and striped, in good repair, and free from accumulations of snow, ice and trash. Landlord shall replace all lighting tubes, lamp ballasts and bulbs for the building standard lighting within the Premises and in the Common Areas. Landlord shall make all repairs and replacements to the Building (including Building fixtures and equipment), Common Areas and Building Standard Improvements in the Premises, except for repairs and replacements that Tenant must make under Section 8. Landlord’s maintenance shall include the roof, foundation, exterior walls, interior structural walls, all structural components, and all Building systems, such as mechanical, electrical, HVAC, and plumbing. Repairs or replacements shall be made within a reasonable time (depending on the nature of the repair or replacement needed) after receiving notice from Tenant or Landlord having actual knowledge of the need for a repair or replacement.

          c.          No Abatement. There shall be no abatement or reduction of Rent by reason of any of the foregoing services not being continuously provided to Tenant. Landlord shall have the right to shut down the Building systems (including electricity and HVAC systems) for required maintenance and safety inspections, and in cases of emergency. In making all repairs and restorations and in fulfilling its obligations under this Lease, Landlord shall use best efforts to minimize the disruption of Tenant’s use and enjoyment of the Premises, consistent with the task undertaken in connection with such repair or restoration. Notwithstanding the foregoing, in the event Tenant’s ability to reasonably conduct Tenant’s business at the Premises during normal operating hours, as contemplated by this Lease, is interrupted for seventy-two (72) continuous hours as a result of the interruption of the services to be provided to Tenant referenced in Section 7.a above where such interruption is not the result of a force majeure, Base Rent shall abate for the period commencing on the expiration of such seventy-two (72) hour period and ending at such time as Tenant is able to resume the reasonable conduct of Tenant’s business at the Premises.

          d.          Tenant’s Obligation to Report Defects. Tenant shall use its reasonable efforts to report to Landlord promptly any defective condition in or about the Premises known to Tenant.

          e.          Limitation on Landlord’s Liability. Landlord shall not be liable to Tenant for any damage caused to Tenant and its property due to the Building or any part or appurtenance thereof being or becoming out of repair, or arising from the leaking of gas, water, sewer or steam pipes, or from problems with electrical service, unless such damage results from the willful misconduct or gross negligence of Landlord.

          8.          TENANT’S ACCEPTANCE AND MAINTENANCE OF PREMISES.

          a.          Acceptance of Premises. Subject to the terms of the attached Workletter ― Exhibit B, Tenants occupancy of the Premises is Tenant’s representation to Landlord that (i) Tenant has examined and inspected the Premises, (ii) finds the Premises to be as represented by Landlord and satisfactory for Tenant’s intended use, and (iii) constitutes Tenant’s acceptance of the Premises “as is”. Landlord makes no representation or warranty as to the condition of the Premises except as may be specifically set forth herein or in the Workletter.

          b.          Move-In Obligations. Tenant shall schedule its move-in with the Landlord’s Property Manager. During Tenant’s move-in, a representative of Tenant must be on-site with Tenant’s moving company to insure proper treatment of the Building and the Premises. Elevators, entrances, hallways and other Common Areas must remain in use for the general public during business hours. Any specialized use of elevators or other Common Areas must be coordinated with Landlord’s Property Manager. Tenant must properly dispose of all packing material and refuse in accordance with the Rules and Regulations. Any damage or destruction to the Building or the Premises due to moving will be the sole responsibility of Tenant.

          c.          Tenant’s Maintenance. Tenant shall: (i) keep the Premises and fixtures in good order, (ii) make repairs and replacements to the Premises or Building needed because of Tenant’s misuse or negligence; (iii) repair and replace Non-Standard Improvements, including any special equipment or decorative treatments, installed by or at Tenant’s request that serve the Premises other than lights and mechanical, electrical or HVAC systems, other than any special HVAC, mechanical, lighting or electrical systems installed by Tenant (unless the Lease is ended because of casualty loss or condemnation); and (iv) not commit waste.

          d.          Alterations to Premises. Tenant shall make no structural alterations to the Premises. If Tenant requests such alterations, then Tenant shall provide Landlord with a complete set of construction drawings. If Landlord consents to the alterations, then the Landlord shall determine the actual cost of the work to be done (to include a construction supervision fee to be paid to Landlord in the amount set forth in Section 1l). Tenant may then either agree to pay Landlord to have the work done or withdraw its request for alterations. All such alterations are subject to the prior written approval of Landlord. Tenant shall have the right to make non-structural alterations to the Premises of up to $5,000.00 without the prior written approval of Landlord (“Permitted Alterations”), provided such Permitted Alterations (i) do not require a building permit, (ii) do not create an unreasonable burden on the load bearing capability of the floor or any other Building structure, (iii) do not modify, connect to, or interfere with any Building systems (such as the HVAC or electrical systems) and (iv) are not visible outside of the Premises. Tenant shall notify Landlord in writing prior to making any such Permitted Alterations. Prior to making any alterations to any Building systems (such as the HVAC or electrical systems) or any other work for which a permit is required, Tenant shall obtain Landlord’s approval, which approval shall not be unreasonably withheld, conditioned or delayed, provided, however, that Landlord’s approval may include considerations of the impact of such alterations on HVAC or electrical systems service and capacity for other spaces in the Building. (Any such alterations approved by Landlord are referred to herein as “Approved Alterations”). Notwithstanding the foregoing, Tenant shall be permitted to conduct ongoing decorative activities such as painting and replacement of carpet without prior approval of Landlord, but shall provide notice of such activities.

                    Tenant may use its own contractor for alterations approved by Landlord provided that: (i) the contractor holds a valid license in the State in which the Premises are located for the work to be performed, (ii) the contractor meets with Landlord’s reasonable approval, and (iii) all work performed is subject to Landlord’s inspection and reasonable approval. In the event Tenant uses its own contractor for alterations, Tenant shall pay Landlord a fee of three percent (3%) to cover Landlord’s reasonable costs for such things as reviewing the plans, approving the contractor and inspecting the work.

                    Landlord hereby acknowledges and agrees that Tenant may elect to install, at Tenant’s expense, in the Building a movable storage file system (the “File System”) that requires structural support to the floor or floors beneath the Premises. Landlord grants to Tenant access to all parts of the Building, including without limitation space leased to other tenants, to engineer, study, install, construct and use such structural support as Tenant deems necessary or desirable in connection with the File System (the “Support System”), provided, however, that Tenant shall not interfere with the use of any other tenant in connection with such activity beyond the level of interference enjoyed by Landlord and permitted under the lease with such tenant. Any Support System shall be designed by an engineer licensed in the State of Tennessee who shall prepare and seal the design and construction plans relating to the Support System. Landlord shall make available to such engineer copies of the Building’s plans and specifications. Any such design and construction plans for the Support System, including without limitation the location of the File System, shall be subject to the approval of Landlord, which such approval shall not be unreasonably withheld, conditioned or delayed. In addition, Landlord agrees not to unreasonably withhold its consent to a request by Tenant to install similar file systems and support systems, at Tenant’s expense, in any Related Building, as hereinafter defined, in which Tenant leases space from Landlord pursuant to a right granted in this Lease.

          e.          Restoration of Premises. At the expiration or earlier termination of this Lease, Tenant shall deliver each and every part of the Premises in good repair and condition, ordinary wear and tear and damage by insured casualty excepted. If Tenant has required or installed Non-Standard Improvements, such improvements shall be removed as part of Tenant’s restoration obligation. Landlord, however, may elect in writing to require Tenant to leave any Non-Standard Improvements in the Premises by notice given at the time such Non-Standard Improvements were installed. Tenant shall repair any damage caused by the removal of any Non-Standard Improvements. “Non-Standard Improvements” means such Items as (i) High Demand Equipment and separate meters, (ii) all wiring and cabling from the point of origin to the termination point, (iii) raised floors for computer or communications systems, (iv) telephone equipment, security systems, and UPS systems, (v) equipment racks, (vi) alterations installed by or at the request of Tenant after the Commencement Date, except Permitted Alterations, Approved Alterations and Support Systems, and (vii) any other improvements that are not part of the Building Standard Improvements.

          f.          Landlord’s Performance of Tenant’s Obligations. If Tenant does not perform its maintenance or restoration obligations in a timely manner, commencing the same within thirty (30) days after receipt of notice from Landlord specifying the work needed, and thereafter diligently and continuously pursuing the work until completion, then Landlord shall have the right, but not the obligation, to perform such work. Any amounts expended by Landlord on such maintenance or restoration shall be Additional Rent to be paid by Tenant to Landlord within thirty (30) days after demand.

          g.          Construction Liens. Tenant shall have no power to do any act or make any contract that may create or be the foundation of any lien, mortgage or other encumbrance upon the reversionary or other estate of Landlord, or any interest of Landlord in the Premises. NO CONSTRUCTION LIENS OR OTHER LIENS FOR ANY LABOR, SERVICES OR MATERIALS FURNISHED TO THE PREMISES SHALL ATTACH TO OR AFFECT THE INTEREST OF LANDLORD IN AND TO THE PREMISES OR THE BUILDING. Tenant shall keep the Premises and the Building free from any liens arising out of any work performed, materials furnished, or obligations Incurred by or on behalf of Tenant. Should any lien or claim of lien be filed against the Premises or the Building by reason of any act or omission of Tenant or any of Tenant’s agents, employees, contractors or representatives, then Tenant shall cause the same to be canceled and discharged of record by bond or otherwise within ten (10) days after the filing thereof. Should Tenant fail to discharge or provide security for the lien within ten (10) days, then Landlord may discharge the lien. The amount paid by Landlord to discharge the lien (whether directly or by bond), plus all reasonable administrative and legal costs incurred by Landlord, shall be Additional Rent payable on demand. The remedies provided herein shall be in addition to all other remedies available to Landlord under this Lease or otherwise.

          h.          Communications Compliance. Tenant acknowledges and agrees that any and all telephone and telecommunication services desired by Tenant shall be ordered and utilized at the sole expense of Tenant. Unless Landlord requests otherwise or consents in writing, all of Tenant’s telecommunications equipment shall be located and remain solely in the Premises in accordance with reasonable rules and regulations adopted and published to Tenant by Landlord from time to time. Landlord shall make available to Tenant on a non-exclusive basis, at no cost, risers and conduits within the Building if and to the extent available. Landlord shall not have any responsibility for the maintenance of Tenant’s telecommunications equipment, including wiring; nor for any wiring or other infrastructure to which Tenant’s telecommunications equipment may be connected. Tenant agrees that, to the extent any telecommunications service is interrupted, curtailed or discontinued, Landlord shall have no obligation or liability with respect thereto unless caused by the gross negligence or intentional act of Landlord or its agents or employees, Landlord shall have the right, upon reasonable prior oral or written notice to Tenant, to temporarily interrupt or turn off telecommunications facilities in the event of emergency or as necessary in connection with repairs to the Building or installation of telecommunications equipment for other tenants of the Building; provided that Landlord shall use best efforts consistent with the nature of such repairs to conduct non-emergency or other repairs during non-business hours. In the event that Tenant wishes at any time to utilize the services of a telephone or telecommunications provider whose equipment is not then servicing the Building, the provider shall not be permitted to install its lines or other equipment within the Building without first securing the prior written approval of Landlord. Landlord’s approval may be conditioned in such a manner to as to protect Landlord’s financial interests, the interest of the Building, and the other tenants therein, all in a commercially reasonable manner. The refusal of Landlord to grant its approval to any prospective telecommunications provider shall not be deemed a default or breach by Landlord of its obligation under this Lease. The provision of this paragraph may be enforced solely by Tenant and Landlord, are not for the benefit of any other party, and specifically but without limitation, no telephone or telecommunications provider shall be deemed a third party beneficiary of this Lease. Tenant shall not utilize any wireless communications equipment (other than usual and customary cellular telephones), including antennae and satellite receiver dishes (other than as provided in the Satellite Agreement between Landlord and Tenant of even date herewith), within the Premises or the Building, without Landlord’s prior written consent. Landlord’s consent may be conditioned in such a manner so as to protect Landlord’s financial interests, the interests of the Building, and the other tenants therein. At Landlord’s option, Tenant may be required to remove any and all telecommunications equipment (including wireless equipment) installed in the Premises or elsewhere in or on the Building by or on behalf of Tenant, including wiring, or other facilities for telecommunications transmittal prior to the expiration or termination of the Lease and at Tenant’s sole cost.

          i.          Landlord’s Representations and Warranties. Landlord represents to the best of Landlord’s knowledge, that: (a) Landlord has not received any notice that the Building is not in compliance with all applicable laws, ordinances and governmental regulations (including all Environmental Laws, as hereinafter defined); (b) Landlord has not received any notice that there exists any violation of building, safety or fire ordinances or regulations respecting the Building; (c) Landlord has not received any notice that there are unpaid assessments for the installation of any sewer and water lines serving the Building or charges for making connection thereto or for street paving or curbing, or for any other public improvements, nor has Landlord received any notice that any governmental authority intends to make any public improvements affecting the Building; (d) Landlord has fee simple title to the Building and has the right, power and authority to enter into this Lease and to perform Landlord’s obligations hereunder, and no joinder by any other party and no approvals or consents of any other persons are necessary in order for this Lease to be valid and binding upon Landlord in accordance with its terms; and (e) there are no ground or underlying leases with respect to the Building or any portion thereof.

          9.          PROPERTY OF TENANT.

          a.          Property Taxes. Tenant shall pay when due all taxes levied or assessed upon Tenant’s equipment, fixtures, furniture, leasehold Improvements and personal property located in the Premises.

          b.          Removal. Provided Tenant is not in default, Tenant may remove all fixtures and equipment which it has placed in the Premises; provided, however, Tenant must repair all damages caused by such removal. If Tenant does not remove its property from the Premises upon the expiration or earlier termination (for whatever cause) of this Lease, such property shall be deemed abandoned by Tenant, and Landlord may dispose of the same in whatever manner Landlord may elect without any liability to Tenant.

          c.          Waiver. Landlord waives any statutory or common law lien or security interest that it has or may have on, in or to any personal property, equipment or fixtures of Tenant to the security interest of any party with a properly perfected security interest in such property.

          10.         SIGNS. Tenant may not erect, install or display any sign or advertising material upon the exterior of the Building or Premises (including any exterior doors, walls or windows) without the prior written consent of Landlord, which consent may be withheld in Landlord’s sole discretion. Door and directory signage shall be provided and installed by the Landlord in accordance with building standards at Tenant’s expense, unless otherwise provided in the Workletter attached as Exhibit B.

          11.         ACCESS TO PREMISES.

          a.           Tenant’s Access. Tenant, its agents, employees, invitees, and guests, shall have access to the Premises and reasonable ingress and egress to common and public areas of the Building twenty-four hours a day, seven days a week; provided, however, Landlord by reasonable regulation may control such access for the comfort, convenience, safety and protection of all tenants in the Building, or as needed for making repairs and alterations. Tenant shall be responsible for providing access to the Premises to its agents, employees, invitees and guests after business hours and on weekends and holidays, and shall follow all security rules associated with such access.

          b.          Landlord’s Access. Landlord shall have the right, at all reasonable times and upon reasonable oral notice, either itself or through its authorized agents, to enter the Premises (i) to make repairs, alterations or changes as Landlord deems necessary, (ii) to inspect the Premises, mechanical systems and electrical devices, and (iii) to show the Premises to prospective mortgagees and purchasers. Within one hundred eighty (180) days prior to the Expiration Date, Landlord shall have the right, either itself or through its authorized agents, to enter the Premises at all reasonable times to show prospective tenants. Landlord shall use best efforts consistent with the access required to minimize any material disruption of Tenant’s business operations when undertaking any inspections of or repairs, replacements or additions, in, to, on or about the Premises or the Building. Tenant may have a representative present during Landlord’s entry into the Premises. Landlord agrees to comply, and to cause any prospective mortgagee, purchaser or tenant with respect to their entry into the Premises to comply with Tenant’s reasonable safety, security and confidentiality requirements. Entry Into the Premises by any vendor, contractor or subcontractor of Landlord shall be subject to the reasonable security regulations adopted by Tenant and made available to Landlord.

          c.          Emergency Access. Landlord shall have the right to enter the Premises at any time without notice in the event of an emergency, but shall promptly after such entry provide notice thereof to Tenant.

          12.        TENANT’S COMPLIANCE.

          a.          Laws. Tenant shall comply with all applicable laws, ordinances and regulations affecting the Premises, whether now existing or hereafter enacted, provided that Landlord, and not Tenant, shall be responsible for compliance with all such laws, ordinances or regulations that are generally applicable to the Building and not limited to Tenant’s particular use of the Premises.

          b.          Rules and Regulations. Tenant shall comply with the Rules and Regulations attached as Exhibit C. The Rules and Regulations may be reasonably modified from time to time by Landlord, effective as of the date delivered to Tenant, provided such rules are for the safety, care and convenience of the tenants of the Building uniformly applicable to all tenants in the Building and do not materially increase Tenant’s obligations or materially limit Tenant’s rights hereunder. Any conflict between this. Lease and the Rules and Regulations shall be governed by the terms of this Lease.

          13.        ADA COMPLIANCE.

          a.          Tenant’s Compliance. Tenant, at Tenant’s sole expense, shall comply with all laws, rules, orders, ordinances, directions, regulations and requirements of federal, state, county and municipal authorities now in force, which shall impose any duty upon Landlord or Tenant with respect to the specific use or occupation of the Premises (other than any restrooms located within the Premises, but including any shower facilities within the Premises) or alteration of the Premises made by Tenant to accommodate persons with special needs, including using all reasonable efforts to comply with The Americans With Disabilities Act (collectively, the “ADA”) in connection with any alteration made to the Premises after the Commencement Date.

          b.          Landlord’s Compliance. Subject to Section 13.a, Landlord, at Landlord’s sole expense, shall comply with all laws, rules, orders, ordinances, directions, regulations and requirements of federal, state, county and municipal authorities now in force, which shall impose any duty upon Landlord or Tenant with respect to the use or occupation of the Building or the Common Areas, other than the interior of the Premises (other than any restrooms (but not shower areas) located within the Premises, which shall be Landlord’s responsibility) after the Commencement Date, or alteration of the Building or Common Areas to accommodate persons with special needs, including using all use all reasonable efforts to meet the requirements of the ADA as it applies to the Common Areas and restrooms of the Building; but Landlord shall have no responsibility for ADA compliance with respect to the Premises other than the elevator doorways and doorways from the Premises to any stairwells. Landlord shall not be required to make changes to the Common Areas or restrooms of the Building to comply with ADA standards adopted after construction of the Building unless specifically required to do so by law.

          c.          ADA Notices. If Tenant receives any notices alleging a violation of ADA relating to any portion of the Building or Premises (including any governmental or regulatory actions or investigations regarding non-compliance with ADA), then Tenant shall notify Landlord in writing within ten (10) days of such notice and provide Landlord with copies of any such notice.

          14.        INSURANCE REQUIREMENTS.

          a.          Tenant’s Liability Insurance. Throughout the Term, Tenant, at its sole cost and expense, shall keep or cause to be kept for the mutual benefit of Landlord, Landlord’s Property Manager, and Tenant, Commercial General Liability Insurance (1986 ISO Form or its equivalent) with a combined single limit, each Occurrence and General Aggregate-per location of at least TWO MILLION DOLLARS ($2,000,000), which policy shall insure against liability of Tenant, arising out of and in connection with Tenant’s use of the Premises, and which shall insure the indemnity provisions contained in this Lease. Not more frequently than once every three (3) years, Landlord may require the limits to be increased by a commercially reasonable amount if in its reasonable judgment (or that of its mortgagee) the coverage is insufficient.

          b.          Tenant’s Property Insurance. Tenant shall also carry the equivalent of ISO Special Form Property Insurance on Tenant’s Property for full replacement value and with coinsurance waived. For purposes of this provision, “Tenant’s Property” shall mean Tenant’s personal property and fixtures, and any Non-Standard Improvements to the Premises. Tenant shall neither have, nor make, any claim against Landlord for any loss or damage to the Tenant’s Property, regardless of the cause of the loss or damage.

          c.          Certificates of Insurance. Prior to taking possession of the Premises, and annually thereafter, Tenant shall deliver to Landlord certificates or other evidence of insurance satisfactory to Landlord. All such policies shall be non-assessable and shall contain language to the extent obtainable that: (i) any loss shall be payable notwithstanding any act or negligence of Landlord or Tenant that might otherwise result in forfeiture of the insurance, (ii) that the policies are primary and non-contributing with any insurance that Landlord may carry, and (iii) that the policies cannot be canceled, non-renewed, or coverage reduced except after thirty (30) days’ prior notice to Landlord. If Tenant fails to provide Landlord with such certificates or other evidence of insurance coverage, Landlord may obtain such coverage and the cost of such coverage shall be Additional Rent payable by Tenant upon demand.

          d.          Insurance Policy Requirements. Tenant’s insurance policies required by this Lease shall: (i) be issued by insurance companies licensed to do business in the state in which the Premises are located with a general policyholder’s ratings of at least A- and a financial rating of at least VI in the most current Best’s Insurance Reports available on the Commencement Date, or if the Best’s ratings are changed or discontinued, the parties shall agree to a comparable method of rating insurance companies; (ii) name Landlord as an additional insured as its interest may appear [other landlords or tenants may be added as additional insureds in a blanket policy]; (iii) provide that the insurance not be canceled, non-renewed or coverage materially reduced unless thirty (30) days advance notice is given to Landlord; (iv) be primary policies; (v) provide that any loss shall be payable notwithstanding any gross negligence of Landlord or Tenant which might result in a forfeiture thereunder of such insurance or the amount of proceeds payable; (vi) have no deductible exceeding TEN THOUSAND DOLLARS ($10,000), unless approved in writing by Landlord; and (vii) be maintained during the entire Term and any extension terms.

          e.          Landlord’s Property Insurance. Throughout the term of this Lease, Landlord shall keep the Building, including the improvements (but excluding Tenant’s Property), insured against damage and destruction by perils insured by the equivalent of ISO Special Form Property Insurance in the amount of the full replacement value of the Building and shall keep in force general public liability insurance in a commercially reasonable amount of coverage.

          f.          Mutual Waiver of Subrogation. Anything in this Lease to the contrary notwithstanding, Landlord hereby releases and waives unto Tenant (including all partners, stockholders, officers, directors, employees and agents thereof), its successors and assigns, and Tenant hereby releases and waives unto Landlord (including all partners, stockholders, officers, directors, employees and agents thereof), its successors and assigns, all rights to claim damages for any injury, loss, cost or damage to persons or to the Premises or any other casualty, as long as the amount of such injury, loss, cost or damage has been paid either to Landlord, Tenant, or any other person, firm or corporation, under the terms of any Property, General Liability, or other policy of insurance, to the extent such releases or waivers are permitted under applicable law. As respects all policies of insurance carried or maintained pursuant to this Lease and to the extent permitted under such policies, Tenant and Landlord each waive the insurance carriers’ rights of subrogation.

          15.        INDEMNITY. Subject to the insurance requirements, releases and mutual waivers of subrogation set forth in this Lease, Tenant agrees as follows:

          a.          Indemnity. Tenant shall indemnify and hold Landlord harmless from and against any and all claims, damages, losses, liabilities, lawsuits, costs and expenses (including reasonable attorneys’ fees at all tribunal levels) arising out of or related to (i) any activity, work, or other thing done, by Tenant in or about the Premises or the Building (except If done by Landlord for Tenant’s account), (ii) any breach or default by Tenant in the performance of any of its obligations under this Lease, or (iii) any act or neglect of Tenant, or any officer, agent, employee, contractor, servant, invitee or guest of Tenant.

          b.          Defense Obligation. If any such action is brought against Landlord, then Tenant, upon notice from Landlord, shall defend the same through counsel selected by Landlord’s insurer, or other counsel acceptable to Landlord. The provisions of this Section shall survive the termination of this Lease.

          c.          Landlord’s Indemnity. Subject to the insurance requirements, releases and mutual waivers of subrogation set forth in this Lease, Landlord shall indemnify and hold Tenant harmless from and against any and all claims, damages, losses, liabilities, lawsuits, costs and expenses (including reasonable attorneys’ fees at all tribunal levels) arising out of or related to (i) any activity, work, or other thing done, by Landlord in or about the Premises or the Building, (ii) any breach or default by Landlord in the performance of any of its obligations under this Lease, or (iii) any act or neglect of Landlord, or any officer, employee, contractor or servant of Landlord. This indemnity shall not apply to any claim for property loss or damage by Tenant or its officers, agents, employees, contractors or servants. Tenant’s failure to obtain any insurance coverage required under the terms of this Lease shall void Landlord’s indemnity obligation to the extent such insurance would have provided coverage for the claim. The provisions of this Section shall survive the termination of this Lease.

          16.        QUIET ENJOYMENT. Tenant shall have quiet enjoyment and possession of the Premises provided Tenant promptly and fully complies with all of its obligations under this Lease. No action of Landlord or other tenants working in other space in the Building, or in repairing or restoring the Premises, shall be deemed a breach of this covenant, nor shall such action give to Tenant any right to modify this Lease either as to term, rent payables or other obligations to be performed. Notwithstanding the foregoing, if such action constitutes a breach by Landlord of any other obligation of Landlord under this Lease, Tenant may exercise any and all rights associated with or arising from such default.

          17.        SUBORDINATION; ATTORNMENT; NON-DISTURBANCE; AND ESTOPPEL CERTIFICATE.

          a.          Subordination and Attornment. Tenant agrees to execute within ten (10) business days after request to do so from Landlord or its mortgagee an agreement, in commercially reasonable from:

i.	Making this Lease superior or subordinate to the interests of the mortgagee;

ii.	Agreeing to attorn to the mortgagee;

iii.
Giving the mortgagee notice of, and a reasonable opportunity (which shall in no event be less than thirty (30) days after notice thereof is delivered to mortgagee) to cure any Landlord default and agreeing to accept such cure if effected by the mortgagee;

iv.
Permitting the mortgagee (or other purchaser at any foreclosure sale), and its successors and assigns, on acquiring Landlord’s interest in the Premises and the Lease, to become substitute Landlord hereunder, with liability only for such Landlord obligations as accrue after Landlord’s interest is so acquired;

v.	Agreeing to attorn to any successor Landlord; and

vi.	Containing such other agreements and covenants on Tenant’s part as Landlord’s mortgagee may reasonably request.

          b.          Non-Disturbance. Tenant’s obligation to subordinate its interests or attorn to any mortgagee is conditioned upon the mortgagee’s agreement in writing, in a commercially reasonable form reasonably acceptable to Tenant, not to disturb Tenant’s possession and quiet enjoyment of the Premises under this Lease so long as Tenant is in compliance with the terms of the Lease.

          c.          Estoppel Certificates. Tenant agrees to execute within ten (10) business days after request, and as often as requested, estoppel certificates confirming any factual matter requested by Landlord which is true and is within Tenant’s knowledge regarding this Lease, and the Premises, including but not limited to: (i) the date of occupancy, (ii) Expiration Date, (iii) the amount of Rent due and date to which Rent is paid, (iii) whether Tenant has any defense or offsets to the enforcement of this Lease or the Rent payable, (iv) any default or breach by Landlord, and (v) whether this Lease, together with any modifications or amendments, is in full force and effect. Tenant shall attach to such estoppel certificate copies of any modifications or amendments to the Lease.

          18.        ASSIGNMENT - SUBLEASE.

          a.          Landlord Consent. Tenant may not assign or encumber this Lease or its interest in the Premises arising under this Lease, and may not sublet all or any part of the Premises without first obtaining the written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Factors which Landlord may consider in deciding whether to consent to an assignment or sublease include (without limitation), (i) the creditworthiness of the assignee and (ii) the proposed use of the Premises. Landlord will not consent to an assignment or sublease that might result in a use that conflicts with the rights of any existing tenant. One consent shall not be the basis for any further consent.

          b.          Definition of Assignment. For the purpose of this Section 18, the word “assignment” shall be defined and deemed to include the following: (i) if Tenant is a partnership, the withdrawal or change, whether voluntary, involuntary or by operation of law, of partners owning thirty percent (30%) or more of the partnership, or the dissolution of the partnership; (ii) if Tenant consists of more than one person, an assignment, whether voluntary, involuntary, or by operation of law, by one person to one of the other persons that is a Tenant; (iii) if Tenant is a corporation, any dissolution or reorganization of Tenant, or the sale or other transfer of a controlling percentage (hereafter defined) of capital stock of Tenant other than to an affiliate or subsidiary or the sale of fifty-one percent (51%) in value of the assets of Tenant; (iv) if Tenant is a limited liability company, the change of members whose interest in the company is fifty percent (50%) or more. The phrase “controlling percentage” means the ownership of, and the right to vote, stock possessing at least fifty-one percent (51%) of the total combined voting power of all classes of Tenant’s capital stock issued, outstanding and entitled to vote for the election of directors, or such lesser percentage as is required to provide actual control over the affairs of the corporation; except that, if the Tenant is a publicly traded company, public trades or sales of the Tenant’s stock on a national stock exchange shall not be considered an assignment hereunder even if the aggregate of the trades of sales exceeds fifty percent (50%) of the capital stock of the company.

          c.          Permitted Assignments/Subleases. Notwithstanding the foregoing, Tenant may assign this Lease or sublease part or all of the Premises Without Landlord’s consent to: (i) any corporation, limited liability company, or partnership that controls, is controlled by, or is under common control with, Tenant at the Commencement Date; or (ii) any corporation or limited liability company resulting from the merger or consolidation with Tenant or to any entity that acquires all of Tenant’s assets as a going concern of the business that is being conducted on the Premises; provided however, the assignor remains liable under the Lease and the assignee or sublessee is a bona fide entity and assumes the obligations of Tenant, is as creditworthy as the Tenant, and continues the same Permitted Use as provided under Section 4.

          d.          Notice to Landlord. Landlord must be given prior written notice of every assignment or subletting, and failure to do so shall be a default hereunder.

          e.          Prohibited Assignments/Subleases. Except as provided in Section 18.c above, in no event shall this Lease be assignable by operation of any law, and Tenant’s rights hereunder may not become, and shall not be listed by Tenant as an asset under any bankruptcy, insolvency or reorganization proceedings. Acceptance of Rent by Landlord after any non-permitted assignment or sublease shall not constitute approval thereof by Landlord,

          f.          Limitation on Rights of Assignee/Sublessee. Intentionally Omitted.

          g.         Tenant Not Released. No assignment or sublease shall release Tenant of any of its obligations under this Lease, unless such assignment is by way of merger or other corporate reorganization and Tenant will not be a surviving entity.

          h.         Landlord’s Right to Collect Sublease Rents upon Tenant Default. If the Premises (or any portion) is sublet and Tenant defaults under its obligations to Landlord, then Landlord is authorized, at its option, to collect all sublease rents directly from the Sublessee. Tenant hereby assigns the right to collect the sublease rents to Landlord in the event of Tenant default. The collection of sublease rents by Landlord shall not relieve Tenant of its obligations under this Lease, nor shall it create a contractual relationship between Sublessee and Landlord or give Sublessee any greater estate or right to the Premises than contained in its Sublease.

          i.          Excess Rents. If Tenant assigns this Lease or subleases all or part of the Premises at a rental rate that exceeds the rentals paid to Landlord, then any such excess, net of all reasonable costs incurred by Tenant in connection with such assignment or sublease, shall be paid over to Landlord by Tenant.

          j.          Landlord’s Fees. Tenant shall pay Landlord an administration fee of $1,000.00 per assignment or sublease transaction for which consent is required.

          k.         Unauthorized Assignment or Sublease. Any unauthorized assignment or sublease shall constitute a default under the terms of this Lease. In addition to its other remedies for Default, Landlord may elect to increase Base Rent to 150% of the Base Rent reserved under the terms of this Lease.

          19.       DAMAGES TO PREMISES.

          a.         Landlord’s Restoration Obligations. If the Building or Premises are damaged by fire or other casualty (“Casualty”), then Landlord shall repair and restore the Premises to substantially the same condition of the Premises immediately prior to such Casualty, subject to the following terms and conditions:

i.
The casualty must be insured under Landlord’s insurance policies, and Landlord’s obligation is limited to the extent of the insurance proceeds received by Landlord. Landlord’s duty to repair and restore the Premises shall not begin until receipt of the insurance proceeds.

ii.	Landlord’s lender(s) must permit the insurance proceeds to be used for such repair and restoration.

iii.	Landlord shall have no obligation to repair and restore Tenant’s trade fixtures, decorations, signs, contents, or any Non-Standard Improvements to the Premises.

          b.         Termination of Lease by Landlord. Landlord shall have the option of terminating the Lease if: (i) the Premises is rendered wholly untenantable; (ii) the Premises is damaged in whole or in part as a result of a risk which is not covered by Landlord’s insurance policies; (iii) Landlord’s lender does not permit a sufficient amount of the insurance proceeds to be used for restoration purposes; (iv) the Premises is damaged in whole or in part during the last year of the Term; or (v) the Building containing the Premises is damaged (whether or not the Premises is damaged) to an extent of fifty percent (50%) or more of the fair market value thereof. If Landlord elects to terminate this Lease, then it shall give notice of the cancellation to Tenant within sixty (60) days after the date of the Casualty. Tenant shall vacate and surrender the Premises to Landlord within fifteen (15) days after receipt of the notice of termination.

          c.         Termination of Lease by Tenant. Tenant shall have the option of terminating the Lease if: (i) Landlord has failed to substantially restore the damaged Building or Premises within one hundred eighty (180) days of the Casualty (“Restoration Period”); (ii) the Restoration Period has not been delayed by force Majeure, it being agreed that Landlord’s lack of capital or insurance proceeds shall not constitute force Majeure; and (iii) Tenant gives Landlord notice of the termination within fifteen 15 days after the end of the Restoration Period (as extended by any force Majeure delays); or if such casualty occurs within the last year of the Term. If Landlord is delayed by force Majeure, then Landlord must provide Tenant with notice of the delays within fifteen (15) days of the force Majeure event stating the reason for the delays and a good faith estimate of the length of the delays.

          d.         Tenant’s Restoration Obligations. Unless terminated, the Lease shall remain in full force and effect, and Tenant shall promptly repair, restore, or replace Tenant’s trade fixtures, decorations, signs, contents, and any Non-Standard Improvements to the Premises that were not installed by Landlord prior to the Commencement Date. All repair, testoration or replacement shall be at least to the same condition as existed prior to the Casualty. The proceeds of all Insurance carried by Tenant on its property shall be held in trust by Tenant for the purposes of such repair, restoration, or replacement.

          e.          Rent Abatement. If the Premises is rendered substantially untenantable by the Casualty, then the Rent payable by Tenant shall be fully abated. If the Premises is only partially damaged, then Tenant shall continue the operation of Tenant’s business in any part not damaged to the extent reasonably practicable from the standpoint of prudent business management, and Rent and other charges shall be abated proportionately to the portion of the Premises rendered untenantable. The abatement shall be from the date of the Casualty until the Premises have been substantially repaired and restored, or until Tenant’s business operations are restored in the entire Premises, whichever shall first occur. However, if the Casualty is caused by the negligence or other wrongful conduct of Tenant or of Tenant’s subtenants, licensees, contractors, or invitees, or their respective agents or employees, and Landlord does not recover any loss of income or rental interruption insurance as a result of such Casualty, there shall be no abatement of Rent.

          f.          Waiver of Claims. The abatement of the Rent set forth above is Tenant’s exclusive remedy against Landlord in the event of a Casualty. Tenant hereby waives all claims against Landlord for any compensation or damage for loss of use of the whole or any part of the Premises and/or for any inconvenience or annoyance occasioned by any Casualty and any resulting damage, destruction, repair, or restoration.

          20.           EMINENT DOMAIN.

          a.             Effect on Lease. If all of the Premises are taken under the power of eminent domain (or by conveyance in lieu thereof), then this Lease shall terminate as of the date possession is taken by the condemnor, and Rent shall be adjusted between Landlord and Tenant as of such date. If only a portion of the Premises is taken and Tenant can continue use of the remainder in a manner reasonably satisfactorily to Tenant for its business purposes, then this Lease will not terminate, but Rent shall abate in a just and proportionate amount to the loss of use occasioned by the taking.

          b.             Right to Condemnation Award. Landlord shall be entitled to receive and retain the entire condemnation award for the taking of the Building and Premises. Tenant shall have no right or claim against Landlord for any part of any award received by Landlord for the taking. Tenant shall have no right or claim for any alleged value of the unexpired portion of this Lease, or its leasehold estate, or for costs of removal, relocation, business interruption expense or any other damages arising out of such taking. Tenant, however, shall not be prevented from making a claim against the condemning party (but not against Landlord) for any moving expenses, loss of profits, or taking of Tenant’s personal property (other than its leasehold estate) to which Tenant may be entitled; provided that any such award shall not reduce the amount of the award otherwise payable to Landlord for the taking of the Building and Premises.

          21.           ENVIRONMENTAL COMPLIANCE.

          a.             Environmental Laws. The term “Environmental Laws” shall mean all now existing or hereafter enacted or issued statutes, laws, rules, ordinances, orders, permits and regulations of all state, federal, local and other governmental and regulatory authorities, agencies and bodies applicable to the Premises, pertaining to, environmental matters or regulating, prohibiting or otherwise having to do with asbestos and all other toxic, radioactive, or hazardous wastes or materials including, but not limited to, the Federal Clean Air Act, the Federal Water Pollution Control Act, and the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as from time to time amended.

          b.             Tenant’s Responsibility. Tenant covenants and agrees that it will keep and maintain the Premises at all times in compliance with Environmental Laws. Tenant shall not (either with or without negligence) cause the escape, disposal or release of any biologically active or other hazardous substances, or materials on the Property. Tenant shall not allow the storage or use of such substances or materials in any manner not sanctioned by law or in compliance with the highest standards prevailing in the industry for the storage and use of such substances or materials, nor allow to be brought onto the Property any such materials or substances except to use in the ordinary course of Tenant’s business, and then only after notice is given to Landlord of the identity of such substances or materials. No such notice shall be required, however, for commercially reasonable amounts of ordinary office supplies and janitorial supplies. Tenant shall execute affidavits, representations and the like, from time to time, at Landlord’s request, concerning Tenant’s best knowledge and belief regarding the presence of hazardous substances or materials on the Premises.

          c.             Tenant’s Liability. Tenant shall hold Landlord free, harmless, and indemnified from any penalty, fine, claim, demand, liability, cost, or charge whatsoever which Landlord shall incur, or which Landlord would otherwise incur, by reason of Tenant’s failure to comply with this Section 21 including, but not limited to: (i) the cost of full remediation of any contamination to bring the Property into the same condition as prior to the Commencement Date and into full compliance with all Environmental Laws; (ii) the reasonable cost of all appropriate tests and examinations of the Premises to confirm that the Premises and any other contaminated areas have been remediated and brought into compliance with all Environmental Laws; and (iii) the reasonable fees and expenses of Landlord’s attorneys, engineers, and consultants incurred by Landlord in enforcing and confirming compliance with this Section 21.

          d.             Limitation on Tenant’s Liability. Tenant’s obligations under this Section 21 shall not apply to any condition or matter constituting a violation of any Environmental Laws: (i) which existed prior to the commencement of Tenant’s use or occupancy of the Premises; (ii) which was not caused, in whole or in part, by Tenant or Tenant’s agents, employees, officers, partners, contractors or invitees; or (iii) to the extent such violation is caused by, or results from the acts or neglects of Landlord or Landlord’s agents, employees, officers, partners, contractors, guests, or invitees.

          e.             Inspections by Landlord. Landlord and its engineers, technicians, and consultants (collectively the “Auditors”) may, from time to time as Landlord deems appropriate, conduct periodic tests and examinations (“Audits”) of the Premises to confirm and monitor Tenant’s compliance with this Section 21. Such Audits shall be conducted in such a manner as to minimize the interference with Tenant’s Permitted Use; however in all cases, the Audits shall be of such nature and scope as shall be reasonably required by then existing technology to confirm Tenant’s compliance with this Section 21. Tenant shall fully cooperate with Landlord and its Auditors in the conduct of such Audits. The cost of such Audits shall be paid by Landlord unless an Audit shall disclose a material failure of Tenant to comply with this Section 21, in which case, the cost of such Audit, and the cost of all subsequent Audits made during the Term and within thirty (30) days thereafter (not to exceed two (2) such Audits per calendar year), shall be paid for on demand by Tenant.

          f.             Landlord’s Liability. Landlord represents and warrants that, to the best of Landlord’s knowledge, there are no hazardous materials or biologically active substances on the Premises or the Office Campus as of the Commencement Date in violation of any Environmental Laws. Landlord shall indemnify and hold Tenant harmless from any liability resulting from Landlord’s violation of this representation and warranty. Landlord shall hold Tenant free, harmless, and indemnified from any penalty, fine, claim, demand, liability, cost, or charge whatsoever which Tenant shall incur, or which Tenant would otherwise incur, by reason of Landlord’s breach of its representation and warranty set forth above. In the event that it is discovered that any hazardous material or biologically active substance is present in the Premises or on the Property (a “Discovery”), and such was not introduced by Tenant or any of its agents, contractors or employees, then Landlord shall cause any such hazardous substances or biologically active substances to be promptly, fully and properly cleaned-up and removed from the Premises and the Property, in compliance with all applicable laws, orders and regulations.

          g.              [Title]. In the event of any Discovery that renders the Premises substantially untenantable or if Tenant’s ability to access the Premises is substantially hindered, Tenant shall have the option of terminating the Lease if: (i) Landlord has failed to substantially remove or remediate the Discovery within one hundred eighty (180) days of the Casualty (“Removal Period”); (ii) the Removal Period has not been delayed by force Majeure, it being agreed that Landlord’s lack of capital or insurance proceeds shall not constitute force Majeure; and (iii) Tenant gives Landlord notice of the termination within fifteen 15 days after the end of the Removal Period (as extended by any force Majeure delays); or if such Discovery occurs within the last year of the Term. If Landlord is delayed by force Majeure, then Landlord must provide Tenant with notice of the delays within fifteen (15) days of the force Majeure event stating the reason for the delays and a good faith estimate of the length of the delays.

          h.              Property. For the purposes of this Section 21, the term “Property” shall include the Premises, Building, all Common Areas, the real estate upon which the Building is located; all personal property (including that owned by Tenant); and the soil, ground water, and surface water of the real estate upon which the Building is located.

          i.             Liability After Termination of Lease. The covenants contained in this Section 21 shall survive the expiration or termination of this Lease, and shall continue for so long as either party or its respective successors and assigns may be subject to any expense, liability, charge, penalty, or obligation against which the other party has agreed to indemnify it or them under this Section 21.

          22.         DEFAULT.

a.	Tenant’s Default. Tenant shall be in default under this Lease only if Tenant:

i.
Fails to pay when due any Base Rent, Additional Rent, or any other sum of money which Tenant is obligated to pay, as provided in this Lease and such failure continues for a period of five (5) days of written notice thereof from Landlord, provided that Landlord shall not be obligated to provide such notice more than twice in any twelve month period;

ii.
Breaches any other agreement, covenant or obligation in this Lease and such breach is not remedied within thirty (30) days after Landlord gives Tenant notice specifying the breach, or if such breach cannot, with due diligence, be cured within thirty (30) days, Tenant does not commence curing within thirty (30) days and with reasonable diligence completely cure the breach within a reasonable period of time after the notice;

iii.
Files any petition or action for relief under any creditor’s law (including bankruptcy, reorganization, or similar action), either in state or federal court, or has such a petition or action filed against it which is not stayed or vacated within ninety (90) days after filing; or

iv.
Makes any transfer in fraud of creditors as defined in Section 548 of the United States Bankruptcy Code (11 U.S.C. 548, as amended or replaced), has a receiver appointed for its assets (and the appointment is not stayed or vacated within ninety (90) days), or makes an assignment for benefit of creditors.

          b.           Landlord’s Remedies. In the event of a Tenant default, Landlord at its option may do one or more of the following:

i.	Terminate this Lease and recover all damages caused by Tenant’s breach, including damages for lost future rent;

ii.	Repossess the Premises, with or without terminating, and relet the Premises at such amount as Landlord deems reasonable;

iii.
Declare the entire remaining Base Rent and Additional Rent immediately due and payable, such amount to be discounted to its present value at a discount rate equal to the U.S. Treasury Bill or Note rate with the closest maturity to the remaining term of the Lease as selected by Landlord;

iv.	Bring action for recovery of all amounts due from Tenant;

v.	Seize and hold any personal property of Tenant located in the Premises and assert against the same a lien for monies due Landlord;

vi.	Lock the Premises and deny Tenant access thereto without obtaining any court authorization; or

vii.	Pursue any other remedy available in law or equity.

          c.           Landlord’s Expenses; Attorneys Fees. All reasonable expenses of Landlord in repairing, restoring, or altering the Premises for reletting as general office space, together with leasing fees and all other expenses in seeking and obtaining a new Tenant, shall be charged to and be a liability of Tenant. Landlord’s reasonable attorneys’ fees in pursuing any of the foregoing remedies, or in collecting any Rent or Additional Rent due by Tenant hereunder, shall be paid by Tenant.

          d.           Remedies Cumulative. All rights and remedies of Landlord are cumulative, and the exercise of any one shall not be an election excluding Landlord at any other time from exercise of a different or inconsistent remedy. No exercise by Landlord of any right or remedy granted herein shall constitute or effect a termination of this Lease unless Landlord shall so elect by notice delivered to Tenant. The failure of Landlord to exercise its rights in connection with this Lease or any breach or violation of any term, or any subsequent breach of the same or any other term, covenant or condition herein contained shall not be a waiver of such term, covenant or condition or any subsequent breach of the same or any other covenant or condition herein contained. In the event of a default hereunder by Tenant, Landlord shall use its commercially reasonable efforts to mitigate the damages suffered by Landlord in connection with such breach, provided, however, that such mitigation shall not prevent Landlord from exercising Landlord’s remedies under Sections 22.b.iii and 22.b.iv above.

          e.           No Accord and Satisfaction. No acceptance by Landlord of a lesser sum than the Rent, Additional Rent and other sums then due shall be deemed to be other than on account of the earliest installment of such payments due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed as accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such installment or pursue any other remedy provided in this Lease.

          f.           No Reinstatement. No payment of money by Tenant to Landlord after the expiration or termination of this Lease shall reinstate or extend the Term, or make ineffective any notice of termination given to Tenant prior to the payment of such money. After the service of notice or the commencement of a suit, or after final judgment granting Landlord possession of the Premises, Landlord may receive and collect any sums due under this Lease, and the payment thereof shall not make ineffective any notice or in any manner affect any pending suit or any judgment previously obtained.

          g.           Summary Ejectment. Tenant agrees that in addition to all other rights and remedies Landlord may obtain an order for summary ejectment from any court of competent jurisdiction without prejudice to Landlord’s rights to otherwise collect rents or breach of contract damages from Tenant.

          h.           Landlord Default. Landlord shall be in default under this Lease if Landlord breaches any agreement, covenant or obligation in this Lease and such breach is not remedied within thirty (30) days after Tenant gives Landlord written notice specifying the breach, or if such breach cannot, with due diligence, be cured within thirty (30) days, Landlord does not commence curing within thirty (30) days and with reasonable diligence completely cure the breach within a reasonable period of time after the notice.

                       In the event of a Landlord default, Tenant may, in addition to any remedies available to Tenant at law, cure the default on behalf of Landlord, and the reasonable costs of such cure shall be paid to Tenant by Landlord upon written demand. In no event shall Landlord be liable to Tenant for any special, consequential, incidental or punitive damages arising from any breach of this Lease.

          23.          MULTIPLE DEFAULTS. Tenant acknowledges that any rights or options of first refusal, or to extend the Term, to expand the size of the Premises, to purchase the Premises or the Building, or other similar rights or options which have been granted to Tenant under this Lease are conditioned upon the prompt and diligent performance of the terms of this Lease by Tenant. Accordingly, should Tenant materially default under this Lease on four (4) or more occasions during the twenty-four (24) month period prior to the permitted exercise of such right or option, in addition to all other remedies available to Landlord, all such rights and options shall  automatically, and without further action on the part of any party, expire and be of no further force and effect.

          24.         BANKRUPTCY.

          a.           Trustee’s Rights. Landlord and Tenantt understand that, notwithstanding contrary terms in this Lease, a trustee or debtor in possession under the United States Bankruptcy Code, as amended, (the “Code”) may have certain rights to assume or assign this Lease. This Lease shall not be construed to give the trustee or debtor in possession any rights greater than the minimum rights granted under the Code.

          b.           Adequate Assurance. Landlord and Tenant acknowledge that, pursuant to the Code, Landlord is entitled to adequate assurances of future performance of the provisions of this Lease. The parties agree that the term “adequate assurance” shall include at least the following:

i.
In order to assure Landlord that any proposed assignee will have the resources with which to pay all Rent payable pursuant to the provisions of this Lease, any proposed assignee must have, as demonstrated to Landlord’s satisfaction, a net worth (as defined in accordance with generally accepted accounting principles consistently applied) of not less than the net worth of Tenant on the Effective Date (as hereinafter defined), increased by seven percent (7%), compounded annually, for each year from the Effective Date through the date of the proposed assignment. It is understood and agreed that the financial condition and resources of Tenant were a material inducement to Landlord in entering into this Lease.

ii.
Any proposed assignee must have been engaged in the conduct of business for the five (5) years prior to any such proposed assignment, which business does not violate the Use provisions under Section 4 above, and such proposed assignee shall continue to engage in the Permitted Use under Section 4. It is understood that Landlord’s asset will be substantially impaired if the trustee in bankruptcy or any assignee of this Lease makes any use of the Premises other than the Permitted Use.

          c.           Assumption of Lease Obligations. Any proposed assignee of this Lease must assume and agree to be personally bound by the provisions of this Lease.

          25.         NOTICES.

          a.           Addresses. All notices, demands and requests by Landlord or Tenant shall be sent to the Notice Addresses set forth in Section 1m, or to such other address as a party may specify by duly given notice.

          b.           Form; Delivery; Receipt. ALL NOTICES, DEMANDS AND REQUESTS WHICH MAY BE GIVEN OR WHICH ARE REQUIRED TO BE GIVEN BY EITHER PARTY TO THE OTHER MUST BE IN WRITING UNLESS OTHERWISE SPECIFIED. Notices, demands or requests shall be deemed to have been properly given for all purposes if  (i) delivered against a written receipt of delivery, (ii) mailed by express, registered or certified mail of the United States Postal Service, return receipt requested, postage prepaid, or (iii) delivered to a nationally recognized overnight courier service for next business day delivery to the receiving party’s address as set forth above or (iv) delivered via telecopier or facsimile transmission to the facsimile number listed above, with an original counterpart of such communication sent concurrently as specified in subsection (ii) or (iii) above and with written confirmation of receipt of transmission provided. Each such notice, demand or request shall be deemed to have been received upon the earlier of the actual receipt or refusal by the addressee or three (3) business days after deposit thereof at any main or branch United States post office if sent in accordance with subsection (ii) above, and the next business day after deposit thereof with the courier if sent pursuant to subsection (iii) above.

          c.           Address Changes. The parties shall notify the other of any change in address, which notification must be at least fifteen (15) days in advance of it being effective.

          d.          Notice by Legal Counsel. Notices may be given on behalf of any party by such party’s legal counsel.

          26.        HOLDING OVER. If Tenant holds over after the Expiration Date or other termination of this Lease, such holding over shall not be a renewal of this Lease but shall create a tenancy-at-sufferance. Tenant shall continue to be bound by all of the terms and conditions of this Lease, except that during such tenancy-at-sufferance Tenant shall pay to Landlord (i) Base Rent at the rate equal to one hundred fifty percent (150%) of that provided for as of the expiration or termination date, and (ii) any and all Operating Expenses and other forms of Additional Rent payable under this Lease. The increased Rent during such holding over is intended to compensate Landlord partially for losses, damages and expenses, including frustrating and delaying Landlord’s ability to secure a replacement tenant. If Landlord loses a prospective tenant because Tenant fails to vacate the Premises on the Expiration Date or any termination of the Lease after notice to do so, then Tenant will be liable for such damages as Landlord can prove because of Tenant’s wrongful failure to vacate.

          27.        RIGHT TO RELOCATE. [INTENTIONALLY DELETED]

          28.        BROKER’S COMMISSIONS.

          a.           Broker. Each party represents and warrants to the other that it has not dealt with any real estate broker, finder or other person with respect to this Lease in any manner, except the Broker identified in Section 1n.

          b.           Landlord’s Obligation. Landlord shall pay any commissions or fees that are payable to the Broker with respect to this Lease pursuant to Landlord’s separate agreement with the Broker.

          c.           Indemnity. Each party shall indemnify and hold the other party harmless from any and all damages resulting from claims that may be asserted against the other party by any other broker, finder or other person (including, without limitation, any substitute or replacement broker claiming to have been engaged by indemnifying party in the future), claiming to have dealt with the indemnifying party in connection with this Lease or any amendment or extension hereto, or which may result in Tenant leasing other or enlarged space from Landlord. The provisions of this Section shall survive the termination of this Lease.

          29.        MISCELLANEOUS.

          a.           No Agency. Tenant is not, may not become, and shall never represent itself to be an agent of Landlord, and Tenant acknowledges that Landlord’s title to the Building is paramount, and that it can do nothing to affect or impair Landlord’s title.

          b.           Force Majeure. The term “force majeure” means: fire, flood, extreme weather, labor disputes, strike, lock-out, riot, government interference (including regulation, appropriation or rationing), unusual delay in governmental permitting, unusual delay inn deliveries or unavailability of materials, unavoidable casualties, Act of God, or other causes beyond the Landlord’s reasonable control.

          c.           Building Standard Improvements. The term “Building Standard Improvements” shall mean the standards for normal construction of general office space within the Building as specified by Landlord, including design and construction standards, electrical load factors, materials, fixtures and finishes, and shall include, without limitation, the items listed on Exhibit B.

          d.           Limitation on Damages. Notwithstanding any other provisions in this Lease, Landlord shall not be liable to Tenant for any special, consequential, incidental or punitive damages.

          e.           Satisfaction of Judgments Against Landlord. If Landlord, or its employees, officers, directors, stockholders or partners are ordered to pay Tenant a money judgment because of Landlord’s default under this Lease, said money judgment may only be enforced against and satisfied out of: (i) Landlord’s interest in the Building in which the Premises are located including the rental income and proceeds from sale; and (ii) any insurance or condemnation proceeds received because of damage or condemnation to, or of, said Building that are available for use by Landlord. No other assets of Landlord or said other parties exculpated by the preceding sentence shall be liable for, or subject to, any such money judgment.

          f.           Interest. Should Tenant fail to pay any amount due to Landlord within 30 days of the date such amount is due (whether Base Rent, Additional Rent, or any other payment obligation), then the amount due shall begin accruing interest at the rate of 12% per annum, compounded monthly, or the highest permissible rate under applicable usury law, whichever is less, until paid.

          g.           Legal Costs. Should either party prevail in any legal proceedings against the other for breach of any provision in this Lease, then such non-prevailing party shall be liable for the costs and expenses of the prevailing party, including its reasonable attorneys’ fees (at all tribunal levels).

          h.           Sale of Premises or Building. Landlord may sell the Premises or the Building without affecting the obligations of Tenant hereunder; upon the sale of the Premises or the Building, Landlord shall be relieved of all responsibility for the Premises and shall be released from any liability thereafter accruing under this Lease provided the purchaser of the Property assumes this Lease in writing.

          i.           Time of the Essence. Time is of the essence in the performance of all obligations under the terms of this Lease.

          j.           Transfer of Security Deposit. If any Security Deposit or prepaid Rent has been paid by Tenant, Landlord may transfer the Security Deposit or prepaid Rent to Landlord’s successor and upon such transfer, Landlord shall be released from any liability for return of the Security Deposit or prepaid Rent.

          k.           Tender of Promises. The delivery of a key or other such tender of possession of the Premises to Landlord or to an employee of Landlord shall not operate as a termination of this Lease or a surrender of the Premises unless requested in writing by Landlord.

          l.           `Tenant’s Financial Statements. Upon reasonable request of Landlord not exceeding once in any calendar year, Tenant agrees to cause Guarantor (as defined in Exhibit E to this Lease) to furnish to Landlord copies of Guarantor’s most recent annual, quarterly and monthly financial statements, audited if available. The financial statements shall be prepared in accordance with generally accepted accounting principles, consistently applied. The financial statements shall include a balance sheet and a statement of profit and loss, and the annual financial statement shall also include a statement of changes in financial position and appropriate explanatory notes. Landlord may deliver the financial statements to any prospective or existing mortgagee or purchaser of the Building.

          m.           Recordation. This Lease may not be recorded without Landlord’s prior written consent, but Tenant and Landlord agree, upon the request of the other party, to execute a memorandum hereof for recording purposes.

          n.           Partial Invalidity. The invalidity of any portion of this Lease shall not invalidate the remaining portions of the Lease.

          o.           Binding Effect. This Lease shall be binding upon the respective parties hereto, and upon their heirs, executors, successors and assigns.

          p.           Entire Agreement. This Lease supersedes and cancels all prior negotiations between the parties, and no changes shall be effective unless in writing signed by both parties. Tenant acknowledges and agrees that it has not relied upon any statements, representations, agreements or warranties except those expressed in this Lease, and that this Lease contains the entire agreement of the parties hereto with respect to the subject matter hereof. All Exhibits referenced herein are made a part hereof as if set out in full herein.

          q.           Good Standing. If requested by Landlord, Tenant shall furnish reasonable appropriate legal documentation evidencing the valid existence in good standing of Tenant, and the authority of any person signing this Lease to act for the Tenant. If Tenant signs as a corporation, each of the persons executing this Lease on behalf of Tenant does hereby covenant  and warrant that Tenant is a duly authorized and existing corporation, that Tenant has and is qualified to do business in the State in which the Premises are located, that the corporation has a full right and authority to enter into this Lease and that each of the persons signing on behalf of the corporation is authorized to do so.

          r.           Terminology. The singular shall include the plural, and the masculine, feminine or neuter includes the other.

          s.           Headings. Headings of sections are for convenience only and shall not be considered in construing the meaning of the contents of such section.

          t.           Choice of Law. This Lease shall be interpreted and enforced in accordance with the laws of the State in which the Premises are located.

          u.           Effective Date. The submission of this Lease to Tenant for review does not constitute a reservation of or option for the Premises, and this Lease shall become effective as a contract only upon the execution and delivery by both Landlord and Tenant. The date of execution shall be entered on the top of the first page of this Lease by Landlord, and shall be the date on which the last party signed the Lease, or as otherwise may be specifically agreed by both parties. Such date, once inserted, shall be established as the final day of ratification by all parties to this Lease, and shall be the date for use throughout this Lease as the “Effective Date”.

          v.           Generator License Agreement and Satellite Antenna Agreement. Landlord and Tenant have agreed upon the form of a Generator License Agreement and a Satellite Agreement, copies of which are attached hereto as Exhibits H and I, respectively. The parties shall use the forms in the event the parties agree on the placement of a generator or satellite antenna, as applicable, and Landlord shall not unreasonably withhold such agreement,

          w.           Confidentiality. Landlord agrees that it shall not issue any press release that includes the name of Tenant or the guarantor of the Lease, or any derivative of either such name or that in any way identifies Tenant or such guarantor, in connection with this Lease or otherwise. Notwithstanding the foregoing, Landlord may (i) disclose the identity of Tenant in connection with any filings required by law; and (ii) disclose in a press release that it has leased space to a leading clinical research organization.

          30.         OPTIONS TO RENEW LEASE TERM.

          a.           Option to Extend. Tenant shall have the right and option to renew the Lease (the “Renewal Options”) for two (2) additional periods of five (5) years each (the “Renewal Lease Terms”) (a separate notice is required. for each Renewal Lease Term); provided, however, such Renewal Option is contingent upon the following (i) Tenant is not in default at the time Tenant gives Landlord notice of Tenant’s intention to exercise the Renewal Option; (ii) upon the Expiration Date or the expiration of any Renewal Lease Term, Tenant has no outstanding default; (iii) no event has occurred that upon notice or the passage of time would constitute a default; (iv) Tenant is not disqualified by multiple defaults as provided in the Lease; and (v) Tenant or its permitted assignee or sublessee is occupying the Premises. Following the expiration of the second Renewal Lease Term, Tenant shall have no further right to renew the Lease pursuant to this Renewal Option.

          b.           Exercise of Option. Tenant shall exercise each Renewal Option by giving Landlord notice at least three hundred sixty-five (365) days prior to the Expiration Date or the last day of any Renewal Lease Term. If Tenant fails to give such notice to Landlord prior to said three hundred sixty-five (365) day period, then Tenant shall forfeit the Renewal Option. If Tenant exercises the Renewal Option, then during any such Renewal Lease Term, Landlord and Tenant’s respective rights, duties and obligations shall be governed by the terms and conditions of the Lease. Time is of the essence in exercising the Renewal Option.

          c.           Term. If Tenant exercises the Renewal Option, then during any such Renewal Lease Term, all references to the term “Term”, as used in the Lease, shall mean the “Renewal Lease Term”.

          d.           Suspension of Renewal Option on Transfer by Tenant. In the event that at any time prior to the time that Tenant exercises a Renewal Option, Tenant has subleased all of the Premises to a subtenant, and Landlord provides notice to Tenant that in Landlord’s reasonable judgment, acting in good faith, such subtenant is (i) involved in on-going criminal activities, including without limitation illegal drug trafficking; or (ii) in violation of any laws relating to terrorism or money laundering, including Executive Order No. 13224 on Terrorist Financing (effective September 24, 2001), and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Pubic Law 107-56); or (iii) engaged in a business or use at the Premises other than the use permitted under the Lease; or (iv) of a type of tenant that Landlord would not normally accept as a tenant in Landlord’s properties that are similar in nature to the Building, based upon Landlord’s judgment of such tenant’s business, financial condition, business history, proposed use or other similar lawful considerations, then upon Tenant’s receipt of such notice, Tenant’s Renewal Rights set forth in this Section 30 shall be suspended for so long as such Subtenant remains a subtenant of Tenant of the Premises.

          e.           Base Rent for Renewal Lease Term. The Minimum Base Rent for the Renewal Lease Term shall be at the Fair Market Rental Rate, determined as follows:

i.
Definition. The term “Fair Market Rental Rate” shall mean the market rental rate for the time period such determination is being made for office space in class “A” office buildings in the Brentwood/Cool Springs, Tennessee area (“Area”) of comparable condition for space of equivalent quality, size, utility and location. Such determination shall take into account all relevant factors, including, without limitation, the following matters: the credit standing of Tenant; the length of the term; expense stops; the fact that Landlord will experience no vacancy period and that Tenant will not suffer the costs and business interruption associated with moving its offices and negotiating a new lease; construction allowances and other tenant concessions that would be available to tenants comparable to Tenant in the Area (such as moving expenses allowance, free rent periods, and lease assumptions and take-over provisions, if any, but specifically excluding the value of improvements installed in the Premises at Tenant’s cost), and whether adjustments are then being made in determining the rental rates for renewals in the Area because of concessions offered by Landlord to Tenant (or the lack thereof for the Renewal Lease Term in question). For purposes of such calculation, a commission in connection with the Renewal Lease Term in question, to be paid by Landlord to a representative of Tenant, and based on then current market rates, shall be included to the extent actually required to be paid.

ii.
Determination. Landlord shall deliver to Tenant notice of the Fair Market Rental Rate (the “FMR Notice”) for the Premises for the Renewal Lease Term in question within thirty (30) days after Tenant exercises the option giving rise for the need to determine the Fair Market Rental Rate. If Tenant disagrees with Landlord’s assessment of the Fair Market Rental Rate specified in a FMR Notice, then it shall so notify Landlord in writing with fifteen (15) business days after delivery of such FMR Notice; otherwise, the rate set forth in such notice shall be the Fair Market Rental Rate. If Tenant timely delivers to Landlord notice that Tenant disagrees with Landlord’s assessment of the Fair Market Rental Rate, then Landlord and Tenant shall meet to attempt to determine the Fair Market Rental Rate. If Tenant and Landlord are unable to agree on such Fair Market Rental Rate within ten (10) business days after Tenant notifies Landlord of Tenant’s disagreement with Landlords’ assessment thereof, then Landlord and Tenant shall appoint an independent real estate appraiser with at least five (5) years’ commercial real estate appraisal experience in the Area market. The two appraisers shall then, within ten (10) days after their designation, select an independent third appraiser with like qualification. If the two appraisers are unable to agree on the third appraiser within such ten (10) days period, either Landlord or Tenant, by giving five (5) days prior notice thereof to the other, may apply to the then presiding Clerk of Circuit Court of Davidson County for selection of a third appraiser who meets the qualifications stated above. Within fifteen (15) business days after the selection of the third appraiser, a majority of the appraisers shall determine the Fair Market Rental Rate. If a majority of the appraisers is unable to agree upon the Fair Market Rental Rate by such time, then the two (2) closest appraisals shall be averaged and the average will be the Fair Market Rental Rate. Tenant shall bear the entire costs of the appraisers. Notwithstanding the foregoing, in the event the Fair Market Rental Rate is determined by the appraisers as described above, Tenant shall have five (5) business days after the receipt of the establishment of the Fair Market Rental Rate to withdrew the exercise of the Renewal Option.

iii.
Administration. If Tenant has exercised the Renewal Option and the Fair Market Rental Rate for the Renewal Lease Term has not been determined in accordance with this Lease by the time that Rent for the Renewal Lease Term is to commence in accordance with the terms hereof, then Tenant shall pay Rent for the Renewal Lease Term based on the Fair Market Rental Rate proposed by Landlord pursuant to this Lease until such time as the Fair Market Rental Rate has been so determined, at which time appropriate cash adjustments shall be made between Landlord and Tenant such that Tenant is charged Rent based on the Fair Market Rental Rate (as finally determined pursuant to this Lease) for the Renewal Lease Term during the interval in question.

          31.         EXPANSION OPTIONS OF TENANT.

          a.           Right of First Refusal. During the Lease, Tenant shall have a continual right of first refusal on any space that becomes available in the Building, subject to the extension, expansion, renewal or other rights of other tenants (each a “Third Party Tenant”) in the Building or other buildings owned by Landlord on the Office Campus.

          b.           Other Tenant Leases. As an additional right to the right of first refusal provided in Section 31.a above, during the first seven (7) years of the Term, Tenant shall have a continuing right of first refusal on any space that becomes available within the Building, and Landlord shall not grant to any other Third Party Tenant any extension of premises or renewal of the lease of such Third Party Tenant (each a “Third Party Lease”) unless such Third Party Tenant is exercising an option to extend or renew granted in the Third Party Lease or such Third Party Tenant expands its existing space and extends the term of the Third Party Lease to provide that the termination of the Third Party Lease is coterminous with the lease for the expanded space. Notwithstanding and without limiting the foregoing, if Tenant provides written notice to Landlord no later than January 31, 2008 of Tenant’s intent to lease the space thereunder, Landlord shall not grant any renewal of that certain lease between Landlord and Title Enterprise Services Company, LLC dated March 18, 2002 for 5,673 square feet of space in the Building.

          c.           Exercise of Right of First Refusal. In addition to the contingencies listed in Section 31.d below, Tenant’s right of first refusal under this Section shall require that Tenant provide written notice to Landlord of the exercise of such right within ten (10) business days after written notice from Landlord thereof (each, an “Availability Notice”). Within ten (10) business days after receipt of a request from Tenant, Landlord shall provide to Tenant an Availability Notice on all space in the Building or the Office Campus that is not currently leased or the subject of an executed letter of intent, provided that Tenant shall not be entitled to make such request moree than four (4) times in any twelve month period. Tenant’s failure to exercise such right as provided above shall remove such space from Tenant’s right of first refusal, provided that within two hundred seventy (270) days after the date of Tenant’s receipt of the Availability Notice with respect thereto, Landlord has entered into a lease with such third party or has executed a letter of intent with the third party and is diligently working to enter into such lease, in which case the two hundred seventy day period shall be extended as long as Landlord and the third party are actively negotiating the terms of such lease. In addition to the written notice from Landlord, Landlord shall, upon request of Tenant therefor, provide to Tenant a list of Third Party Leases  that will expire within seven (7) years of the Commencement Date and the date, if any, that such Third Party Tenants must exercise rights of renewal or extension.

          d.           Contingency. Tenant’s right of first refusal under this Section is contingent upon the following, all effective as of the date such right of first refusal is exercised by Tenant: (i) Tenant is not in default under the Lease; (ii) no event has occurred that upon notice or the passage of time would constitute a default; (iii) Tenant is not disqualified by multiple defaults as provided in the Lease; and (iv) Tenant or its permitted assignee is occupying the Premises.

          e.           Rent and Term. In the event Tenant exercises on one or more occasion any right of first refusal under this Section, the space within the Building added under the right of first refusal (the “Added Space”) will be added to the Premises and the Base Rent for the Initial Premises and all other provisions of this Lease shall be applicable to the Added Space. In the event that the Added Space is unfinished shell space (“Shell Space”), the term for such Added Space shall be the greater of (i) not less than five (5) years or (ii) Term of the Lease, as extended or renewed. In the event that the Added Space is second generation, finished space (“Finished Space”), the term for the Added Space shall be the greater of (i) not less than three (3) years or (ii) Term of the Lease, as extended or renewed. Commencement of Base Rent and Additional Rent payments, for Finished Space, shall occur on the earlier of (i) occupancy by Tenant or (ii) two (2) months after delivery of possession to Tenant of the Added Space in broom-clean and vacant condition. Commencement of Base Rent and Additional Rent payments for Shell Space, shall occur on the earlier of (i) occupancy by Tenant or (ii) three (3) months after Landlord provides possession to Tenant of the Added Space in broom-clean and vacant condition with Base Building Improvements completed.

          f.           Improvement Allowance. Landlord shall grant an Allowance for the Tenant in the amount of $25.00 per rentable square foot for Shell Space and an Allowance of $2.00 per rentable square foot for each year of the term established for Finished Space, not to exceed $12.00 per rentable square foot, and Landlord and Tenant will execute a Workletter for the Added Space in the form of Exhibit B attached hereto and incorporated herein by reference.

          g.           Space in Other Buildings. Subject to availability, in the event that Tenant has additional space needs that cannot be met in the Building, but additional buildings are constructed, owned and controlled by Landlord or an affiliate of Landlord in the Office Campus (each, a “Related Building”), Landlord will extend to Tenant the option of leasing additional space in such other buildings under terms set forth above in Subsections 31.c, e and f (the “Rent Terms”). In addition, following the initial lease term of any space in a Related Building, and subject to the rights of any Third Party Tenant in such Related Building, Tenant shall have the right of first offer on any space which Landlord or the owner or manager of such Related Building Intends to offer to the general market on the Rent Terms. Landlord shall provide to Tenant notice of such space being available and the terms and conditions on which Landlord is willing too lease such space. If Tenant desires to lease such space it shall provide notice of such election to Landlord within ten (10) days after its receipt of the availability notice from Landlord. If Tenant fails to notify Landlord that it elects to lease such space, Landlord shall be free to lease such space to a third party on substantially the same terms and conditions offered to Tenant. If Landlord does not within two hundred seventy (270) days after the date of Tenant’s receipt of the Availability Notice with  respect thereto, enter into a lease or execute a letter of intent with the third party and thereafter diligently negotiate to enter into such lease, Landlord shall first offer the space to Tenant again before offering such space to the general market.

          32.         ASSIGNMENT AND ASSUMPTION OF TENANT’S EXISTING LEASE.

          a.           Tenant is the tenant under an existing Lease Agreement between Tenant and Sun Life Assurance Company of Canada (“Sun Life”), successor to Maryland Park Center, Limited Liability Company (the “MPC Landlord”) dated April 25, 1997, as amended by Amendment to Lease dated September 23, 1997, as further amended by Second Amendment to Lease dated December 9, 1997, as further amended by Third Amendment to Lease dated February 6, 1998, and as further amended by Fourth Amendment to Lease dated March 16, 2001, for space located in Maryland Park Center, Eastpark Drive, Brentwood, Tennessee (as amended, the “MPC Lease”). Landlord acknowledges that it has received and reviewed a copy of the MPC Lease and is familiar with the terms and conditions set forth therein.

          b.           In consideration of Tenant entering into this Lease, Landlord has agreed to assume from Tenant all of Tenant’s interest, rights and duties under the MPC Lease. Under the MPC Lease the consent of Sun Life is required prior to the assignment of the MPC Lease from Tenant to Landlord (“Sun Life’s Consent”). Tenant shall request such consent from Sun Life. Upon Tenant’s request, Landlord agrees to use reasonable commercial efforts, but at no cost to Landlord (except Landlord’s legal fees), to assist Tenant in its efforts to obtain the Sun Life Consent and shall provide to Sun Life such information as may be required or requested under the MPC Lease, and will execute and deliver to Sun Life any and all agreements, certifications and instruments that may, under the MPC Lease, be required in connection with an assignment of the MPC Lease, without the imposition or requirement by Landlord of any terms or conditions not contained in the MPC Lease or the modification or amendment of the terms and conditions contained in the MPC Lease. Tenant may request Sun Life to issue the Sun Life Consent at such time as Tenant determines is appropriate. Landlord, without Tenant’s written consent, shall not discuss or negotiate with Sun Life, or its agents, the assignment of the MPC Lease as contemplated herein. Any fees or charges imposed by Sun Life in connection with the Sun Life Consent shall be paid by Tenant. Upon the termination of the MPC Lease, Landlord shall pay to Tenant any money held by or on behalf of Sun Life as a security deposit under the MPC Lease and actually paid by Sun Life to Landlord. In the event that the MPC Lease is assumed by Landlord, (i) Landlord shall perform all of the obligations of tenant thereunder in a timely manner and in accordance with the terms and conditions of the MPC Lease; and (ii) the lease assumption agreement to be entered into between Landlord and Tenant shall contain standard indemnity agreements between the parties with respect to their respective periods of tenancy under the MPC Lease.

          c.           Notwithstanding the foregoing, if on the Commencement Date the Sun Life Consent has not been obtained (the “Non-Assumption”), then from and after the Commencement Date, Landlord shall perform for Tenant all of the covenants, duties, agreements and obligations of Tenant under the MPC Lease, including without limitation the payment of all rent and additional rent thereunder (collectively, the “Assumed Obligations”). In the event of the Non-Assumption, Landlord shall pay to Tenant within ten (10) days after receipt from Tenant of  a demand for payment together with a copy of an invoice from Sun Life, or its agent, relating to such demand (each, a “Payment Notice”), the amount set forth in such Payment Notice. Moreover, in the event of the Non-Assumption, Landlord shall pay to Tenant on a monthly basis all fixed amounts of rent and other payments set forth in the MPC Lease, without notice or demand, promptly upon receipt by Landlord of the Base Rent and Additional Rent due hereunder for such month (the “Received Funds”). Landlord shall make such monthly payments either directly to the MPC Landlord, if directed by Tenant or otherwise to Tenant, by wire transfer instructions, provided to Landlord from time to time by Tenant, within forty-eight (48) hours after Landlord’s receipt of the Received Funds. Provided that Landlord is not in default hereof, in the event Tenant receives any reimbursement from the landlord under the MPC Lease relating to the over-payment of operating expenses or other charges, Landlord shall have the right to receive from the Tenant such reimbursement to the extent that Landlord made a corresponding overpayment to Tenant, but not with respect to any payments made by Tenant prior to the Commencement Date. Landlord shall perform all Assumed Obligations in a timely manner and in accordance with the terms and conditions of the MPC Lease.

          d.           From the date of this Lease, Tenant agrees not to amend, modify, extend, expand or otherwise change the terms of the MPC. Lease without the express written consent of Landlord. In the event the MPC Lease is assumed by Landlord, Landlord will not amend, modify, expand or otherwise change the terms of the MPC Lease in any manner that would increase or extend the liability of Tenant thereunder without the express written consent of Tenant.

          e.           In the event that Landlord fails to make any required payments to the MPC Landlord in the event that Landlord assumes the MPG Lease as contemplated under Subsection B above or in the event that Landlord fails to make any required payments to Tenant set forth in Subsection C above, without in any way limiting Landlord’s obligations hereunder, Tenant may, but shall not be obligated to, perform such obligation (each, a “Tenant Cure”). In the event of any Tenant Cure, Tenant shall have the right to offset from the next payment of Rent due an amount equal to one hundred ten percent (110%) of the costs and expenses actually and reasonably incurred by Tenant in effecting such Tenant Cure to the extent of any Received Funds.

          33.         EXHIBITS.

a.	Exhibit A — Premises

b.	Exhibit A-1 — Swing Premises

c.	Exhibit B — Workletter

d.	Exhibit C — Rules and Regulations

e.	Exhibit D — Commencement Letter

f.	Exhibit E — Guaranty of Lease

g.	Exhibit F — HVAC Specifications

h.	Exhibit G — Cleaning Specifications

i.	Exhibit H — Form of Generator License Agreement

j.	Exhibit I — Form of Satellite Agreement

k.	Exhibit J — Site Plan of Office Campus

EXHIBIT A
PREMISES

Exhibit A

FXMBTT A-1
 Swing Premises

Exhibit A

EXHIBIT B
(WORKLETTER — ALLOWANCE)

                    WORKLETTER. This Exhibit B sets forth the rights and obligations of Landlord and Tenant with respect to space planning, engineering, final workshop drawings, and the construction and installation of any.improvements to the Premises to be completed before the Commencement Date (“Tenant Improvements”). This Workletter contemplates that the performance of this work will proceed in four stages in accordance with the following schedule: (i) preparation of a space plan; (ii) final design and engineering and preparation of final plans and working drawings; (iii) preparation by the Contractor (as hereinafter defined) of an estimate of the additional cost of the initial Tenant Improvements; (iv) submission and approval of plans by appropriate governmental authorities and construction and installation of the Tenant Improvements by the Commencement Date.

                    In consideration of the mutual covenants hereinafter contained, Landlord and Tenant do mutually agree to the following:

                    1.           Allowance. Landlord agrees to provide an allowance of up to $27.50 per rentable square foot for the Initial Premises and the Swing Premises, to design, engineer, install, supply and otherwise to construct the Tenant Improvements in the Premises that will become a part of the Building (the “Allowance”). Tenant is fully responsible for the payment of all costs in connection with the Tenant Improvements in excess of the Allowance. Without limiting the foregoing, the Allowance may be used for cabling and wiring, moving expenses, communications equipment and furniture, the costs of Tenant’s construction consultant and any costs expended by Tenant to obtain Sun Life’s Consent under Section 32.b of the Lease, and any unused portion of the Allowance may be applied toward the Base Rent obligations of Tenant under the Lease.

                    2.           Space Planning, Design and Working Drawings. Tenant shall retain Meyers and Associates (“Architect”), who will do the following at Tenant’s expense (which expense may be deducted from the Allowance):

                    a.         Complete construction drawings for Tenant’s partition layout, reflected ceiling grid, telephone and electrical outlets, keying, and finish schedule.

                    b.         All plans and working drawings for the construction and completion of the Premises (the “Plans”) shall be subject to Landlord’s prior written approval. Any changes or modifications Tenant desires to make to the Plans shall also be subject to Landlord’s prior approval. Landlord agrees that it will not unreasonably withhold its approval of the Plans, or of any changes or modifications thereof; provided, however, Landlord shall have sole and absolute discretion to approve or disapprove any improvements that will be visible to the exterior of the Premises, or which may affect the structural integrity of the Building. Landlord will provide written notice to Tenant of its disapproval of any Plans, together with detail explanations of the reasons for such disapproval. Any approval of the Plans by Landlord shall not constitute approval of any Delays caused by Tenant and shall not be deemed a waiver of any rights or remedies that may arise as a result of such Delays. Landlord may condition its approval of the Plans if: the Plans require unusual or extraordinary design elements or materials that would cause Landlord to deliver the Premises to Tenant after the scheduled Commencement Date. If Landlord does not notify Tenant of its rejection or approval of any Plans submitted to it for review within five (5) business days after Landlord’s receipt thereof, Landlord will be deemed to have given its approval. The Plans, as approved by Landlord are sometimes hereinafter referred to as the “Approved Plans.”

Exhibit B

                    3.           Tenant Plan Delivery Date.

                    a.           Tenant acknowledges that the Architect is acting on behalf of the Tenant and that Tenant (not Landlord) is responsible for the timely completion of the Plans.

                    b.           Landlord and Tenant have selected a general contractor (the “Contractor”) to undertake, construct, install and complete the Tenant Improvements in accordance with the Approved Plans (the “Work”). Landlord will hereafter assist Tenant in negotiating a final contract with the Contractor.

                    c.           Tenant covenants to provide a reflected ceiling, electrical and partition layout no later than February 17, 2003. Tenant further covenants and agrees to deliver to Landlord on or before February 24, 2003 (the “Tenant Plan Delivery Date”), the Approved Plans stamped by an architect licensed in the State of Tennessee and in form and substance suitable for submission for permitting, but excluding final engineered mechanical, plumbing and electrical drawings.

                    d.           Time is of the essence in the delivery of the final Plans. It is vital that the final Plans be delivered to Landlord by the Tenant Plan Delivery Date in order to allow Landlord sufficient time to review such Plans, to discuss with Tenant any changes therein which Landlord believes to be necessary or desirable, to enable the Contractor to prepare an estimate of the cost of the Tenant Improvements, to obtain required permits, and to substantially complete the Tenant Improvements within the time frame provided in the Lease.

                    4.            Work and Materials at Tenant’s Expense. The Work will be completed at Tenant’s expense (which expense may be deducted from the Allowance. Landlord shall coordinate and facilitate all communications between Tenant and the Contractor.

                    a.           Prior to commencing Work, Landlord shall submit to Tenant in writing the cost of the Work, which shall include (i) the Contractor’s cost for completing the Work (including the Contractor’s general conditions, overhead and profit) and (ii) a construction supervision fee of one and one-half percent (1.5%) to be paid to Landlord manage and oversee the work to be done on Tenant’s behalf, provided no such fee shall be due or payable if the Contractor is an affiliate or otherwise related to Landlord. Tenant shall have five (5) business days to review and approve the cost of the Work. Landlord shall not authorize the Contractor to proceed with the work until the cost is mutually agreed upon and approved in writing by Tenant and delivered to Landlord.

Exhibit C

                    b.           Any changes in the approved cost of the Work shall be by written change order signed by the Tenant. Tenant agrees to process change orders in a timely fashion. Tenant acknowledges that the following items may result in change orders:

i.
Municipal or other governmental inspectors require changes to the Premises such as additional exit lights, fire damper or whatever other changes they may require. In such event, Landlord will notify the Tenant of the required changes, but the cost of such changes and any delay associated with such changes shall be the responsibility of the Tenant.

ii.
Tenant makes changes to the Plans or requests additional work. Tenant will be notified of the cost and any delays that would result from the change by a change order signed by Tenant before the changes are implemented. Any actual delays caused by such changes shall not delay the Commencement Date of the Lease.

iii.
Any errors or omissions in the Plans or specifications which require changes. Landlord will notify the Tenant of the required changes, but the cost of such changes and any actual delay associated with such changes shall be the responsibility of the Tenant, and shall not delay the commencement date of the Lease.

iv.	Materials are not readily available, require quick ship charges, or require substitution.

v.	The upfit schedule requires Express Review to get permits, which will increase the costs of the permitting process.

                    c.           All work performed in connection with the construction of the Premises shall be performed in a good and workmanlike manner and in accordance with all applicable laws and regulations and with the Approved Plans.

                    5.           Signage and Keys. Landlord shall provide the following in accordance with building standards at Tenant’s expense (which expense may be deducted from the Allowance): (i) door and directory signage; (ii) suite and Building keys or entry cards; and (iii) the placement of Tenant’s name on the existing monument sign located on the south side of the Building.

                    6.          Commencement Date.

                    a.         The Commencement Date shall be the date twenty-one (21) days after the Contractor has completed the Work to the extent that Tenant can possess the Premises for the purpose of installing furnishings, fixtures and equipment. The remaining work to be performed by Contractor pursuant to the Approved Plans shall have been substantially completed by the Commencement Date (excluding items of work and adjustment of equipment and fixtures that can be completed without causing material Interference with Tenant’s use of the Premises – i.e., “punch list items”). The Contractor shall be required to complete any such punch list items within thirty (30) days after delivery of the Premises. Substantial completion shall include the provision of operational utility systems, including without limitation telephone trunk lines, to the Premises. Notwithstanding and without limiting any other provision of this Lease, if delivery of possession, as defined in Section 3.d of the Lease, is not made by July 8, 2003, and such delay is attributable to a Landlord Delay, Tenant shall receive a credit against Base Rent in the amount of $2,219.00 for each day of delay after July 8, 2003.

Exhibit D

                    b.           Notwithstanding the foregoing, if Landlord shall be actually delayed in delivering possession of the Premises as a result of:

i.	Tenant’s failure to approve the space plan within the time specified;

ii.	Tenants failure to furnish to Landlord the final Plans on or before the Tenant Plan Delivery Date;

iii.	Tenant’s failure to approve Landlord’s cost estimates;

iv.	Tenant’s failure to timely respond to change orders;

v.	Tenant’s changes in the Tenant Improvements or the Plans (notwithstanding Landlord’s approval of any such changes);

vi.	Tenant’s request for changes in or modifications to the Plans subsequent to the Tenant Plan Delivery Date;

vii.	Inability to obtain materials, finishes or installations requested by Tenant that are not part of the Building Standard Improvements, but only if such inability results from a force Majeure;

viii.	The performance of any work by any person, firm or corporation employed or retained by Tenant; or

ix.	Any other act or omission by Tenant or its agents, representatives, and/or employees;

then, in any such event, for purposes of determining the Commencement Date, the Premises shall be deemed to have been delivered to Tenant on the date that Landlord and Architect reasonably and in good faith determine that the Premises would have been substantially completed and ready for delivery if such delay or delays had not occurred.

                      7.           Tenant Improvement Expenses in Excess of the Allowance. Tenant agrees to pay to Landlord, promptly upon being billed periodically or otherwise, all costs and expenses in excess of the Allowance, Incurred in connection with the Tenant Improvements, engineering, space planning and final workshop drawings. Tenant’s payment of periodic billings for costs and expenses in excess of the Allowance, is not subject to the completion of punch list items, as defined herein. Such costs and expenses shall include all amounts charged by the Contractor for performing such work and providing such materials (including the Contractor’s general conditions, overhead and profit). If unpaid within thirty (30) days after receipt of invoice from Landlord, a late charge in the amount of ten percent (10%) of the amount due shall be paid by Tenant.

Exhibit E

                    8.          Repairs and Corrections. The Contractor shall be required to provide Tenant a one-year warranty from the date of delivery of the Premises and completion of any punch list items to the extent applicable to such items, transferable to Tenant, for defective workmanship and materials. All manufacturers’ and builders’ warranties with respect to the Work shall be issued to or transferred to Tenant, without recourse to the Landlord. Tenant shall repair or correct any defective work or materials installed by Tenant or any contractor other than the Contractor selected by Landlord, or any work or materials that prove defective as a result of any act or omission of Tenant or any of its employees, agents, invitees, licensees, subtenants, customers, clients, or guests.

                    9.           Inspection of Premises; Possession by Tenant. Prior to taking possession of the Premises, Tenant, Architect, if requested by Tenant, and Landlord shall inspect the Premises and Tenant shall give Landlord notice of any defects or Incomplete work (“Punchlist”). Tenant’s possession of the Premises constitutes acknowledgment by Tenant that the Premises are in good condition and that all work and materials provided by Landlord are satisfactory as of such date of occupancy, except as to (i) any defects or incomplete work set forth in the Punchlist, (ii) latent defects, and (iii) any equipment that is used seasonally if Tenant takes possession of the Premises during a season when such equipment is not in use.

                    10.           Access During Construction. During construction of the Tenant Improvements and with prior approval of Landlord, Tenant shall be permitted reasonable access to the Premises for the purposes of taking measurements, making plans, installing trade fixtures, and doing such other work as may be appropriate or desirable to enable Tenant to assume possession of and operate in the Premises; provided, however, that such access does not interfere with or delay construction work on the Premises and does not include moving furniture or similar items into the Premises. Prior to any such entry, Tenant shall comply with all insurance provisions of the Lease. All waiver and indemnity provisions of the Lease shall apply upon Tenant’s entry of the Premises.

                    11.           Base Buildinq Improvements. Landlord at its sole cost and expense, without charge against the Allowance, shall provide the Premises and the Building with Base Building Improvements. Included in Base Building improvements are the following minimum features of the Leased Premises and/or the Building:

Floors

Concrete slab construction. Up to 100 lbs. per square foot live load capacity.

Walls

Multi-Tenant Floor ― Tenant side of main corridor walls will require drywall and tenant finishes. Exterior walls framed.

Exhibit F

Single-Tenant Floor ― Main corridor will not be constructed (except for 1st floor). Exterior walls framed.

Ceilings

Exposed structure.

Mechanical

HVAC system type and capacity: 400 ton condenser water system with two (2) single cell cooling towers and two (2) condenser water pumps. Variable air volume self contained unit on each floor with 72 tons on the first floor and 80 tons on floors 3 and 4 and 85 tons on floor 5. Full energy management system to efficiently control all mechanical units/systems.

Central air handling units with main duct loop to include power induction units. Air distribution from power induction units shall be installed as part of tenant build out. Tenant will be charged against the Allowance the cost for existing power induction units and tenant air distribution. Landlord has identified approximately 48 existing units on the 5th, 4th and the 3rd floors, at a total cost of $60,048.00.

Buildinq Connectivity

Landlord, at its sole cost and expense, shall provide underground connectivity, in the form of multiple conduits, to its buildings in the Office Campus.

Restrooms

Finished on each floor.

Main Lobby

Finished as exists

Interior Common Areas

Finished on first floor and all multi-tenant upper floors

Electrical

Breaker space available in one high-voltage (277/480 V) and two low-voltage (120/280 V) electrical panels. Panels located in a central electrical closet on each floor.

Sprinkler System

Sprinkler main distribution system throughout each floor with upturned heads.

Exhibit G

Window Treatment

Horizontal aluminum blinds with 1” slats at all exterior windows.

Exhibit H

EXHIBIT C
Rules and Regulations

                    1.           Access to Building. On Saturdays, Sundays, legal holidays and weekdays between the hours of 6:00 P.M. and 8:00 A.M., access to the Building and/or to the halls, corridors, elevators or stairways in the Building may be restricted and access shall be gained by use of a key or electronic card to the outside doors of the Buildings. Landlord may from time to time establish reasonable security controls for the purpose of regulating access to the Building. Tenant shall be responsible for providing access to the Premises for its agents, employees, invitees and guests at times access is restricted, and shall comply with all such security regulations so established.

                    2.          Non-Smoking Facility. This office building is a non-smoking facility.

No smoking is allowed in any Leased Premises or in the common areas of the office building.

                    3.           Protecting Premises. The last member of Tenant to leave the Premises shall close and securely lock all doors or other means of entry to the Premises.

                    4.           Building Directories. The directories for the Building in the form selected by Landlord shall be used exclusively for the display of the name and location of tenants. Any additional names and/or name change requested by Tenant to be displayed in the directories must be approved by Landlord and, if approved, will be provided at the sole expense of Tenant.

                    5.           Large Articles. Other than in connection with Tenant’s initial move-in, furniture, freight and other large or heavy articles may be brought into the Building only at times and in the manner designated by Landlord and always at Tenant’s sole responsibility. All damage done to the Building, its furnishings, fixtures or equipment by moving or maintaining such furniture, freight or articles shall be repaired at Tenant’s expense.

                    6.           Signs. Tenant shall not paint, display, inscribe, maintain or affix any sign, placard, picture, advertisement, name, notice, lettering or direction on any part of the outside or inside of the Building, or on any part of the inside of the Premises which can be seen from the outside of the Premises, without the written consent of Landlord, and then only such name or names or matter and in such color, size, style, character and material as shall be first approved by Landlord in writing. Landlord, without notice to Tenant, reserves the right to remove, at Tenant’s expense, all matter other than that provided for above.

                    7.          Intentionally Omitted.

                    8.          Intentionally Omitted.

                    9.           Defacing Premises and Overloading. Tenant shall not place anything or allow anything to be placed in the Premises near the glass of any door, partition, wall, window or window sill that may be unsightly from outside the Premises. Tenant shall not place or permit to be placed any article of any kind on any window ledge or on the exterior walls; blinds, shades, awnings or other forms of inside or outside window ventilators or similar devices shall not be placed in or about the outside windows in the Premises except to the extent that the character, shape, color, material and make thereof is approved by Landlord. Tenant shall not overload any floor or part thereof in the Premises, or any facility in the Building or any public corridors or elevators therein by bringing in or removing any large or heavy articles and Landlord may direct and control the location of safes, files, and all other heavy articles and, if considered necessary by Landlord may require Tenant at its expense to supply whatever supplementary supports necessary to properly distribute the weight.

                    10.           Obstruction of Public Areas. Tenant shall not, whether temporarily, accidentally or otherwise, allow anything to remain in, place or store anything in, or obstruct in any way, any sidewalk, court, hall, passageway, entrance, or shipping area. Tenant shall lend its full cooperation to keep such areas free from all obstruction and in a clean and sightly condition, and move all supplies, furniture and equipment as soon as received directly to the Premises, and shall move all such items and waste (other than waste customarily removed by Building employees) that are at any time being taken from the Premises directly to the areas designated for disposal. All courts, passageways, entrances, exits, elevators, escalators, stairways, corridors, halls and roofs are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence, in the judgment of Landlord, shall be prejudicial to the safety, character, reputation and interest of the Building and its tenants; provided, however, that nothing herein contained shall be construed to prevent such access to persons with whom Tenant deals within the normal course of Tenant’s business so long as such persons are not engaged in illegal activities.

                    11.           Additional Locks. Tenant shall not attach, or permit to be attached, additional locks or similar devices to any door or window, change existing locks or the mechanism thereof, or make or permit to be made any keys for any door other than those provided by Landlord. Upon termination of this Lease or of Tenant’s possession, Tenant shall immediately surrender all keys to the Premises.

                    12.           Communications or Utility Connections. If Tenant desires signal, alarm or other utility or similar service connections installed or changed, then Tenant shall not install or change the same without the approval of Landlord, and then only under direction of Landlord and at Tenant’s expense. Tenant shall not install in the Premises any equipment which requires a greater than normal amount of electrical current for the permitted use without the advance written consent of Landlord. Tenant shall ascertain from Landlord the maximum amount of load or demand for or use of electrical current which can safely be permitted in the Premises, taking into account the capacity of the electric wiring in the Building and the Premises and the needs of other tenants in the Building, and shall not in any event connect a greater load than that which is safe.

                    13.           Office of the Building. Service requirements of Tenant will be attended to only upon application at the office of Highwoods Properties, Inc. Employees of Landlord shall not perform, and Tenant shall not engage them to do any work outside of their duties unless specifically authorized by Landlord.

Exhibit 2

                    14.           Restrooms. The restrooms, toilets, urinals, vanities and the other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule by an employee, contractor, guest or invitee of Tenant shall be borne by the Tenant whom, or whose employees or invitees, shall have caused it.

                    15.           Intoxication. Landlord reserves the right to exclude or expel from the Building any person who, in the judgment of Landlord, is intoxicated, or under the influence of liquor or drugs, or who in any way violates any of the Rules and Regulations of the Building.

                    16.           Nuisances and Certain Other Prohibited Uses. Except as permitted by the Lease, Tenant shall not (a) install or operate any internal combustion engine, boiler, machinery, refrigerating, heating or air conditioning apparatus in or about the Premises; (b) engage in any mechanical business, or in any service in or about the Premises or Building, except those ordinarily embraced within the Permitted Use as specified in Section 3 of the Lease; (b) use the Premises for housing, lodging, or sleeping purposes; (c) prepare or warm food in the Premises (heating coffee and individual lunches of employees excepted) except by express permission of Landlord; (d) place any radio or television antennae on the roof or on or in any part of the Inside or outside of the Building other than the inside of the Premises, or place a musical or sound producing instrument or device inside or outside the Premises which may be heard outside the Premises; (e) use any power source for the operation of any equipment or device other than dry cell batteries or electricity; (f) bring or permit to be in the Building any bicycle, other vehicle, dog (except in the company of and for the purpose of assistance to a disabled person) other animal or bird; (g) make or permit any objectionable noise or odor to emanate from the Premises; (h) disturb, harass, solicit or canvass any occupant of the Building; (i) do anything in or about the Premises which could be a nuisance or tend to injure the reputation of the Building; (j) allow any firearms in the Building or the Premises except as approved by Landlord in writing.

                    17.           Solicitation. Tenant shall not canvass other tenants in the Building to solicit business or contributions and shall not exhibit, sell or offer to sell, use, rent or exchange any products or services in or from the Premises unless ordinarily embraced within the Tenant’s Permitted Use as specified in Section 3 of the Lease.

                    18.           Energy Conservation. Tenant shall not unduly waste electricity, water, heat or air conditioning and agrees to cooperate fully with landlord to insure the most effective operation of the Building’s heating and air conditioning, and shall not allow the adjustment (except by Landlord’s authorized Building personnel) of any controls. No space heaters are allowed in any Leased Premises.

                    19.           Building Security. At all times other than normal business hours the exterior Building doors and suite entry door(s) must be kept locked to assist in security. The janitorial service, upon completion of its duties, will lock all Building doors. Problems in Building and suite security should be directed to Landlord at (615) 320-5566.

Exhibit 3

                    20.           Parking. Parking is in designated parking areas only. There may be no vehicles in “no parking” zones or at curbs. Handicapped spaces are for handicapped persons and the Police Department will ticket unauthorized (unidentified) cars in handicapped spaces. Landlord reserves the right to remove vehicles that do not comply with the Lease or these Rules and Regulations and Tenant shall indemnify and hold harmless Landlord from its reasonable exercise of these rights with respect to the vehicles of Tenant and its employees, agents and invitees.

                    21.           Janitorial Service. The Janitorial staff will remove all trash from trash cans. Any container or boxes left in hallways or apparently discarded unless clearly and conspicuously labeled DO NOT REMOVE may be removed without liability to Tenant. Any large volume of trash resulting from delivery of furniture, equipment, etc., should be removed by the delivery company, Tenant, or Landlord at Tenant’s expense. Janitorial service will be provided after hours five (5) days a week. All requests for trash removal other than normal janitorial services should be directed to Landlord at (615) 320-5566.

Exhibit 4

EXHIBIT D
COMMENCEMENT AGREEMENT

                     This COMMENCEMENT AGREEMENT (the “Agreement”), made and entered into as of this ___ day of _____________, 2003, by and between HIGHWOODS REALTY LIMITED PARTNERSHIP, with its principal office at 2120 West End. Avenue, Ste. 100, Nashville, Tennessee 37203 (“Landlord”) and ICON CLINICAL RESEARCH INC., a Pennsylvania corporation, with its principal office at 320 Seven Springs Way, Brentwood, Tennessee 37027 (“Tenant”);

WITNESSETH:

                    WHEREAS, Tenant and Landlord entered into that certain Lease Agreement dated ____________________ (the “Lease”), for space designated as Suite ___, comprising approximately __________ rentable square feet, in the Seven Springs I Building, located at 320 Seven Springs Way, City of Brentwood, County of Davidson, State of Tennessee; and

                    WHEREAS, the parties desire to establish the Commencement Date and Expiration Date as set forth below,

                    NOW, THEREFORE, in consideration of the mutual and reciprocal promises herein contained, Tenant and Landlord hereby agree that said Lease hereinafter described be, and the same is hereby modified in the following particulars:

                    1.           The term of the Lease by and between Landlord and Tenant actually commenced on _________________ (the “Commencement Date”). The initial term of said Lease shall terminate on ______________ (the “Expiration Date”). Section 3, entitled “Term”, and all references to the Commencement Date and Termination Date in the Lease are hereby amended.

                    2.          The Initial Premises contains _______ rentable square feet of space.

                    3.           Except as modified and amended by this Agreement, the Lease shall remain in full force and effect.

                    IN WITNESS WHEREOF, Landlord and Tenant have caused this Agreement to be duly executed, as of the day and year first above written.

Tenant:

ICON CLINICAL RESEARCH INC., a Pennsylvania corporation

By:

Printed Name:

Title:

Date:

Landlord:

HIGHWOODS REALTY LIMITED PARTNERSHIP, a North Carolina limited partnership

By:	Highwoods Properties, Inc., a Maryland corporation, its sole general partner

By:

Printed Name:	W. Brian Reames

Title:	Vice President

Date:

Exhibit 2

EXHIBIT E
GUARANTY OF LEASE

                   This Guaranty is made as of the ____ day of ______________, 2003, by ICON PLC, whose address is South County Business Park, Leopardstown, Dublin 18, Ireland (“Guarantor”), in favor of HIGHWOODS REALTY LIMITED PARTNERSHIP (“Landlord”), whose address is 3100 Smoketree Court, Suite 600, Raleigh, North Carolina 27604 (the “Guaranty”).

                    1          Lease. The “Lease” shall mean that certain Office Lease dated _______________,___, by and between Landlord and ICON Clinical Research Inc. (“Tenant”) for the property located at 320 Seven Springs Way, Brentwood, Davidson County, Tennessee 37027 and all extensions, renewals, amendments, supplements or modifications thereto.

                    2.           Purpose and Consideration. The execution and delivery of this Guaranty by Guarantor is a condition to Landlord’s entering into the Lease with Tenant and is made to induce Landlord to enter into the Lease. Guarantor is a stockholder, partner, member, manager, officer or director of Tenant.

                    3.           Guaranty. Guarantor hereby absolutely, unconditionally and irrevocably, guarantees the compliance with and performance by Tenant of each of the provisions, covenants, agreements and conditions applicable to Tenant contained in the Lease and guarantees the full and prompt payment by Tenant of the Base Rent, Additional Rent another amount payable by Tenant under the Lease, as and when the same become due, whether by acceleration or otherwise. This is a Guaranty of payment and not of collection. Guarantor further acknowledges and agrees to comply with the obligations provided in Section 291 of the Lease pertaining to the provisions of financial statements.

                    4.           Guaranty as Independent. The obligations of Guarantor hereunder are independent of the obligations of Tenant, and Guarantor expressly agrees that a separate action or actions may be brought and prosecuted against Guarantor whether or not any action is brought against Tenant and whether or not Tenant is joined in any action against Guarantor and that Landlord may pursue any rights or remedies it has under the Lease and under this Guaranty in any order or simultaneously or in any other manner.

                    5.           Authorizations to Landlord. Guarantor authorizes Landlord, without notice or demand and without affecting Guarantor’s liability hereunder, from time to time to (i) with Tenant change, amend, modify or alter any of the terms, covenants, agreements, or conditions contained in the Lease; (ii) with Tenant extend or renew the Lease; (iii) change, renew, compromise, extend, accelerate or otherwise change the time for payment of any amounts payable under the Lease as may be permitted thereunder; (iv) consent to any assignment, sublease, pledge or transfer of the Lease by Tenant or of Tenant’s interest in the Premises; (v) release Tenant and substitute any one or more parties as Tenants or sublessees under the Lease; (vi) waive or fail to take action with respect to any default by Tenant under the Lease; and (vii) waive or fail to take action with respect to any remedy under the Lease.

                    6.          Application of Payments Received by Landlord. Any sums of money that Landlord receives from or on behalf of Tenant may be applied by Landlord to reduce any indebtedness of Tenant to Landlord as Landlord, in its sole discretion, deems appropriate.

                    7.          Waiver by Guarantor. Guarantor hereby waives (i) any right to require Landlord to proceed against, give notice to or make demand upon Tenant; (ii) any right to require Landlord to pursue any remedy of Landlord; (iii) any right to participate in or to direct the application of any security held by Landlord; (iv) any defense arising out of any disability or other defense of Tenant, including cessation, impairment, modification, or limitation, from any cause, of liability of Tenant or of any remedy for the enforcement of such liability; and (v) any rights under N.C. G.S. 26-7 et seq.

                    8.           Subordination by Guarantors. Guarantor hereby agrees that any indebtedness of Tenant to Guarantor, whether now existing or hereafter created, shall be subordinated to any indebtedness of Tenant to Landlord.

                    9.           Notices and Demands. All notices and demands under this Guaranty shall be in writing and shall be deemed properly given and received when actually given and received three (3) business days after mailing, (i) if sent by registered or certified United States mail, postage prepaid, return receipt requested, addressed to the party to receive the notice or demand at the address set forth for such party in the first paragraph of this Guaranty or at such other address as either party may notify the other in writing or (ii) delivered to a nationally recognized overnight courier service for next business day delivery, to its addressee at such party’s address as set forth above. A copy of any notices given by Guarantor to Landlord shall be sent, to Highwoods Properties, Inc., 2120 West End Avenue Suite 100, Nashville, Tennessee 37203. A copy of any notices sent to Guarantor shall be sent to Stephan K. Pahides, Esquire, McCausland, Keen & Buckman, Radnor Court, Suite 160, 259 N. Radnor-Chester Road, Radnor, PA 19087.

                    10.           Payment of Costs of Enforcement. In the event any action or proceeding is brought to enforce this Guaranty and if Landlord is held entitled to recovery against Guarantor, Guarantor agrees to pay all costs and expenses of Landlord in connection with such action or proceeding, including reasonable attorneys’ fees; or if Guarantor prevails, Landlord agrees to pay all costs and expenses of Guarantor in connection with such action or proceeding, including reasonable attorneys’ fees.

                    11.           Binding Effect. This Guaranty shall be binding upon Guarantor and its heirs, personal representatives, successors and assigns and shall inure to the benefit of Landlord and its successors and assigns.

                    12.           Severability. If any provision of this Guaranty shall be held invalid or unenforceable, the remainder of this Guaranty shall not be affected thereby and there shall be deemed substituted for the affected provision, a valid and enforceable provision as similar as possible to the affected provision.

Exhibit 2

                    13.           Governing Law. This Guaranty shall be interpreted under and enforced according to the laws of the State in which the Premises are located.

                    14.           Captions for Convenience. The headings and captions hereof are for convenience only and shall be not considered in interpreting the provisions hereof.

                   15.          Unless otherwise defined herein, all capitalized terms shall have the same meaning as set forth in the Lease.

                    IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be executed under seal the day and year first above written.

ICON PLC

By:

Print Name:

Title:

Date:

Exhibit 3

EXHIBIT F
AIR CONDITIONING & HEATING DESIGN STANDARDS

                     The following are design standards for the building air-conditioning system for cooling and heating in the air in the Building:

                    1.          During the normal heating season to maintain an average indoor dry bulb temperature of not less than 70 degrees F (21 degrees C) or more than 75 degrees (24.4 degrees C) when the outdoor dry bulb temperature is lower than 65 degrees F (18 degrees C) but not lower than 9 degrees F (-13 degrees C).

                    2.          To maintain comfort cooling for an average indoor dry bulb temperature of not more than 75 degrees F when the outside dry bulb temperature is 95 degrees F (24 degrees C).

                    3.          During the intermediate season, the waterside economizer shall be controlled by an outdoor air enthalpy sensor. Economizer cycle shall be energized at an outdoor air enthalpy of 20 BTU/LB (adjustable). The cooling tower fans shall be energized and all tower fans shall run when the basin water temperature is above 46 degrees F. (adjustable). For every degree (adjustable) below 46 degrees F. one tower fan shall be deenergized. No tower fans shall run when the outside air enthalpy falls below 12 BTU/LB or the basin water temperature is less than 41 degrees F. (adjustable). The waterside economizer is deenergized when the outdoor air enthalpy rises above 20 BTU/LB (adjustable). The automatic changeover returns the system to its normal operation.

                    4.          To furnish not less than.10 cubic feet of fresh air per minute per square foot of rentable area, and between .20 and 1.0 cubic feet of total air per minute, per square foot of rentable occupied space.

                    5.           Landlord will not be responsible for the failure of the air-conditioning system if such failure results from (i) the occupancy of the Premises with more than an average of one (1) person for each one hundred eighty nine (189) rentable square feet of floor area (ii) the installation or operation by Tenant of machines and appliances, the installed electrical load of which when combined with the load of all lighting fixtures exceeds five (5) watts per square foot of floor area and in any manner exceeding the aforementioned occupancy and electrical load criteria, or (iii) rearrangement of partitioning after the initial preparation of the Premises. If interference with normal operation of the air-conditioning system in the Premises results, necessitating changes in the air conditioning system servicing the Premises, such changes shall be made by Landlord upon written notice to Tenant at Tenant’s sole cost and expense. Tenant agrees to lower and close window coverings when necessary because of the sun’s position whenever the air conditioning system is in operation, and Tenant agrees at all times to cooperate fully with Landlord and to abide by all the Rules and Regulations attached hereto as well as reasonable rules and regulations which Landlord may hereafter prescribe involving the air conditioning system.

                     6.          The current design standards for the building air conditioning system for cooling and heating the air in the subject building meet:

          a.          Standard 55-1992. Thermal comfort guidelines prescribed in Figure 5 of Chapter 8 of the 2001 American Society of Heating and Refrigeration Engineers (“ASHRAE”), excerpt of ASHRAE Standard 55; and

          b.         Standard 62-1989 (Ventilation for Acceptable Indoor Air Quality) established by ASHRAE.

Exhibit 2

EXHIBIT G
CLEANING SERVICES
(Five Nights Per Week)

TENANT’S PREMISES

1.	Vacuum clean all carpeted areas.

2.	Sweep and dust mop all non-carpeted areas. Wet mop whenever necessary. Spray buff and/or wash and polish all tile floors once per month.

3.
All office furniture such as desks, chairs, files, filing cabinets, etc. shall be dusted with a clean treated dust cloth whenever necessary and only if such surfaces are clear of Tenant’s personal property including but not limited to plants.

4.	Intentionally deleted.

5.	Empty wastepaper baskets and remove waste to the designated areas.

6.	All vertical surfaces within arms reach shall be spot cleaned to remove finger marks and smudges. Baseboard and window sills are to be spot cleaned whenever necessary.

7.	All cleaning of cafeterias, vending areas, kitchen facilities are excluded. Tenant may make necessary arrangements for same directly with Landlord’s cleaning maintenance company.

8.	Cleaning hours shall be Monday through Friday between 5:30 p.m. and 11:00 p.m.

9.	No cleaning service Is provided on Saturday, Sunday and Building Holidays.

10.	Cartons or refuse in excess which can not be placed in wastebaskets will be marked “Trash” by Tenant for removal.

11.
Cleaning maintenance company will not remove nor clean tea, coffee cups or similar containers unless placed in proper waste basket. If such liquids are spilled in waste baskets, the waste baskets will be emptied but not otherwise cleaned. Landlord will not be responsible for any stained carpet caused from liquids leaking or spilling from Tenant’s wastepaper receptacles.

12.	Upon completion of cleaning, all lights will be turned off and doors locked leaving the Premises in an orderly condition.

13.	Glass entrance doors will be cleaned nightly. Interior glass doors or glass partitions are excluded. Tenant may make arrangements for same with Landlord’s cleaning maintenance company.

14.	Exterior windows will be cleaned at least twice each Lease Year.

15.	Window blinds shall be dusted at least once per Lease Year.

COMMON AREAS

1.	Vacuum- all carpeting in entrance lobbies, outdoor mats and all corridors.

2.	Wash glass doors in entrance lobby with a clean damp cloth and dry towel. Dust and wipe handles and railings daily.

3.
Clean cigarette urns. Sweep and/or wet mop all resilient tile flooring. Hard surface floors such as quarry tile, etc., shall be cleaned nightly. Resilient tile flooring and hard surface floors shall be deep scrubbed once per Lease Year.

4.	Wash, clean and disinfect water fountains.

5.	Clean all elevators and stairwells.

6.	Lavatories ― Men and Women.

a.	Floors in all lavatories shall be wet mopped each evening with a germicidal detergent to ensure a clean and germ free surface.
b.	Wash and polish all mirrors, shelves, bright work including any piping and toilet seats.
c.	Wash and disinfect wash basins and sinks using a germicidal detergent.
d.	Wash and disinfect toilet bowls and urinals.
e.	Keep lavatory partitions, tiled walls, dispensers and receptacles in a clean condition using a germicidal detergent when necessary.
f.	Empty and sanitize sanitary disposal receptacles.
g.	Fill toilet tissue holders, towel dispensers and soap dispensers. Refills to be supplied by Landlord.

7.	Clean all air ventilation grill work in ceilings.

8.	Atrium glass, interior and exterior, shall be cleaned at least twice per Lease Year.

Exhibit 2

EXHIBIT H

GENERATOR LICENSE AGREEMENT

                     THIS GENERATOR LICENSE AGREEMENT (as it may be amended in accordance with the terms hereof, this “Agreement”) Is made as of the ______ day of ____________, 2003, by and between HIGHWOODS REALTY LIMITED PARTNERSHIP, a North Carolina limited partnership, (“Owner”) and ICON CLINICAL RESEARCH, INC., a Pennsylvania corporation (“Licensee”).

                     WHEREAS, Owner is the owner of certain improved real property commonly known as the Seven Springs I Office Building (the “Building”); and

                    WHEREAS, Licensee is a tenant in the Building pursuant to a lease dated , 2003 by and between Owner and Licensee (together with all amendments or modifications to such lease, the “Lease”); and

                    WHEREAS, Licensee desires to have the right to install one (1) generator (the “Generator”) on the land upon which the Building is located (the “Land”) and Owner wishes to grant Licensee such right pursuant to the terms and conditions set forth herein.

                    NOW, THEREFORE, in consideration of the premises set forth above, for the terms and conditions delineated below, and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties do hereby agree as follows:

1.          Grant of License.

                    Owner hereby grants to Licensee the right, upon the terms and conditions contained herein, to install, repair, maintain and operate one (1) Generator (the “License”) on the Land at the location on the Land that Is shown in cross-hatch on Exhibit A, attached to and made a part hereof (the “Licensed Area”). Licensee may also use the Building’s conduits and the area of the Land from the Licensed Area to the Building Conduits, subject to reasonable space limitations and Owner’s reasonable requirements for use of such conduits Land area, for purposes of installing cable from the Generator to the Licensee’s premises in the interior of the Building. Licensee shall also have the right to tap into and use the Building’s electrical system to provide electrical power to the Generator, provided that Licensee shall be responsible for all costs associated with such use. Licensee shall pay to Owner rental in equal monthly payments of $125.00 ($1,500.00 annual rental) in advance, on or before the first day of each calendar month during the term of this Agreement, without previous demand or notice therefor by Owner and without set off or deduction.

2.          Term of License.

                    The term of this Agreement and Licensee’s rights in and to the License shall commence on the date the Generator is installed on the Licensed Area and shall terminate simultaneously with the expiration of the Lease. Notwithstanding anything to the contrary herein, at any time prior to thirty (30) days before the termination of the Lease, Licensee shall have the right to terminate this Agreement by providing to Owner written notice of same not less than thirty (30) days prior to such termination.

3.          Right of Use.

                    Licensee hereby represents and warrants to Owner that Licensee shall not use the Generator full time but only as a back-up source. in the event Licensee desires to change its use of the Generator from a back-up source to full time use, Licensee shall first obtain the written consent of Owner and the granting of such consent shall be in the Owner’s sole discretion. Owner shall have the right to use the remainder of the Land for any purpose including permitting other tenants in the Building to lease space on the Land provided that Licensee continues to have reasonable access to the Licensed Area and the Generator.

4.          Installation Maintenance and Operation of the Generator.

                    (a)          Licensee, at its own cost and expense, shall install, repair, maintain and operate (i) the Generator, (ii) the pad upon which the Generator shall be located (the “Pad”), (iii) the visual screening, fencing, if desired by Licensee, and concealment of the Generator (“Screening”), (iv) cabling required in connection with the installation, use and maintenance of the Generator (“Cabling”), and (v) any other work required in connection with the installation, repair, maintenance and operation of the Generator, the Pad, the Screening and/or the Cabling (collectively, the “Work”). Prior to Licensee’s installation of the Generator, the Pad, the Screening and the Cabling, Licensee shall submit to Owner written plans for same that shall include a photograph of the Generator, the dimensions of the Generator, a drawing of the Pad and the Screening, a description of the materials to be used in the installation of the Pad and the Screening, the location of the Cabling and any other information, reasonably requested by Owner (collectively, the “Plans”). The Plans shall be subject to the review and approval of Owner in Owner’s reasonable discretion and Licensee shall not begin the installation of the Generator, the Pad the Screening or the Cabling without such Owner’s consent. Owner shall provide notice to Licensee of it approval or rejection of the Plans within ten (10) business days after Owner’s receipt thereof. Any notice of rejection shall set forth in reasonable detail the reasons therefore. In the event Owner fails to timely provide such notice to Licensee, Owner shall be deemed to have granted its consent and approval of the Plans. In no event shall the Owner have any liability for the Work. Any and all expenses incurred in connection with the Work, including without limitation utility charges related thereto, shall be the sole responsibility of Licensee. Licensee shall have access to the Licensed Area at all times, subject to any reasonable restrictions of Owner. All Work shall be completed in a workmanlike manner. If the real estate taxes or insurance premiums for the Land and/or Building are increased as a result of the installation of the Generator on the Licensed Area, then Licensee shall pay its share of any such increase directly attributable to such installation upon receipt of adequate documentation from Owner.

Exhibit 2

                    (b)          Should any claim of lien or other lien be filed against the Land and/or the Building by reason of any act or omission of Licensee or any of Licensee’s agents, employees, contractors or representatives, then Licensee shall cause the same to be canceled and discharged of record by bond or otherwise within thirty (30) days after the filing thereof. Should Licensee fail to discharge such lien within such thirty (30) day period, then Owner may discharge the same, in which event Licensee shall reimburse Owner, on demand, as additional rent hereunder, for the amount of the lien or the amount of the bond, if greater, plus all administrative costs incurred by Owner in connection therewith.

5.          Environmental Compliance.

                    (a)          Licensee shall not (either with or without negligence) cause the escape, disposal or release of any biologically active or other hazardous substances or materials on the Land, including without limitation the Licensed Area. Licensee shall not store or use such substances or materials on the Land, including without limitation the Licensed Area, in any manner not sanctioned by law or in compliance with the highest standards prevailing in the industry for the storage and use of such substances or materials. Licensee covenants and agrees that the Licensed Area will at all times during its use or occupancy thereof be kept and maintained so as to comply with all now existing or hereafter enacted or issued statutes, laws, rules, ordinances, orders, permits and regulations of all state, federal, local and other governmental and regulatory authorities, agencies and bodies applicable to the Licensed Area, pertaining to environmental matters or regulating, prohibiting or otherwise having to do with asbestos and all other toxic, radioactive, or hazardous wastes or material including, but not limited to, the Federal Clean Air Act, the Federal Water Pollution Control Act, and the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as from time to time amended, provided that Licensee shall not have any responsibility with respect to any environmental condition existing prior to the date hereof or not caused by Licensee or its agents, contractors or employees.

                    (b)          Licensee shall hold Owner free, harmless, and indemnified from any penalty, fine, claim, demand, liability, cost, or charge whatsoever which Owner shall incur, or which Owner would otherwise incur, by reason of Licensee’s failure to comply with this Section 5 including, but not limited to the reasonable fees and expenses of Owner’s attorneys, engineers, and consultants incurred by Owner in enforcing and/or confirming compliance with this Section 5.

                    (c)          The covenants contained in this Section 5 shall survive the expiration or termination of this Agreement, and shall continue for so long as Owner and its successors and assigns may be subject to any expense, liability, charge, penalty, or obligation against which Licensee has agreed to indemnify Owner under this Section 5.

6.          Right to Relocate.

                    Owner, at its option, may substitute for the Licensed Area other space on the Land (the “Substitute Licensed Area”) at any time during the term of this Agreement. Owner shall give Licensee at least sixty (60) days written notice of its intention to relocate Licensee to the Substitute Licensed Area. Owner agrees to construct, at its own expense, the Pad, the Screening and the Cabling as expeditiously as possible so that they are in substantially the same condition as they existed immediately prior to the relocation. Owner shall, at its sole cost and expense, relocate the Generator and reconnect the Generator so that it is fully operational following such relocation. Such relocation and reconnection shall be undertaken by Owner at a time reasonably acceptable to Licensee. All such work undertaken by Owner in connection with any such relocation shall be performed in a good and workmanlike manner and in accordance with all applicable laws, orders and regulations of all applicable governmental authorities. Licensee agrees to occupy the Substitute Licensed Area as soon as Owner’s work is substantially completed.

Exhibit 3

7.          Limitation of Liability/Indemnity.

                    Except if caused by the gross negligence or willful misconduct of Owner or its employees, agents or representatives, Owner shall not have any obligations or liability associated with respect to the Generator or any obligation to comply with any laws or regulations relating thereto. Licensee’s installation, repair, maintenance and operation of the Generator shall be at its own risk and expense. Licensee agrees to maintain a liability and property damage insurance policy relating to the Generator, with minimum limits of liability of One Million Dollars ($1,000,000.00) for injury (or death to any one or more persons) and for damage to property. Licensee shall provide Owner with a certificate or binder of insurance in a form reasonably satisfactory to Owner certifying coverage in accordance with this Agreement, naming Owner as an additional insured and providing that same may not be canceled without at least thirty (30) days’ prior written notice to the Owner. Licensee shall indemnify and hold Owner harmless from and against any claims, demands, or causes of action for loss of life, personal injury or damage to property directly arising from the installation, repair, maintenance, operation and/or removal of the Generator, unless caused by the gross negligence or willful misconduct of Owner or Owner’s agents, invitees, successors or assigns.

8.          Compliance with Laws.

                    Licensee shall comply with all applicable laws, ordinances, governmental orders or regulations and applicable orders or directions from any public office or body having jurisdiction, whether now existing or hereinafter enacted with respect to the Licensed Area, the use and/or occupancy thereof and the Work. Licensee shall be responsible for obtaining, if required, any building permits, and any licenses or permits which may be required in connection with the Work. If required by any governmental agency, Licensee shall install a waterproof label on the Generator specifying the name, address and phone number of the Licensee and the name and phone number of a person to contact in an emergency. Licensee shall not make or permit any use of the Licensed Area, other then as contemplated hereby, which directly or indirectly is forbidden by law, ordinance, governmental regulations or order or direction of applicable public authority, which may be dangerous to persons or property or which may constitute a nuisance to other tenants of the Building or owners of property adjacent to the Land.

Exhibit 4

9.          Destruction/Condemnation.

                    In the event the Land is damaged to such a degree that the Generator can no longer be operated or the Building (or a significant portion thereof) is taken by powers of eminent domain so that the Generator can no longer be operated, Owner shall promptly make available to Licensee an alternative location on the Land in which to locate the Generator, Pad, Screening, Cabling and related equipment and such area shall be thereafter the Licensed Area. If such area is unacceptable to Licensee, Licensee may immediately terminate its rights hereunder by providing written notice to Owner. In the event of such a casualty or condemnation and provided that the Lease has been terminated because of such casualty or condemnation pursuant to the provisions therein, this Agreement may also be terminated by Owner simultaneous with the Lease termination.

10.          Subordination.

                    The rights and liabilities of Licensee hereunder shall be subordinate to any encumbrance now encumbering the Land and/or the Building. Licensee’s rights hereunder shall not be disturbed by any future mortgage, provide Licensee agrees to enter into a subordination, nondisturbance and attornment agreement with such mortgage as provided in the Lease.

11.          Termination.

                    Upon the expiration or sooner termination of this Agreement, this Agreement shall immediately terminate and the Licensee shall immediately quit and surrender the Licensed Area to the Owner. Licensee shall within thirty (30) days after such termination remove at its own cost and expense the Generator, Pad, Screening, Cabling and related equipment, and shall restore the Land to substantially the same condition which was found prior to the installation of the Generator, Pad Screening, Cabling and related equipment, reasonable wear and tear excepted. The Generator shall be considered personal property of Licensee and not a structural improvement to the Land. If, however, Licensee fails to timely perform such removal, the Generator shall be deemed abandoned by Licensee and may be claimed by Owner or removed by Owner at Licensee’s expense.

12.          Miscellaneous Provisions.

                    Any notice required hereunder shall be in writing and shall be delivered in accordance with the terms and to the addresses set forth in the Lease. This Agreement shall be governed exclusively by the provisions hereof and by the laws of the jurisdiction in which the Building is located. This Agreement shall not be revocable and shall continue for the full term as set forth in Section 2 hereof, unless terminated by mutual written agreement of the parties hereto or otherwise in accordance with the terms of this Agreement. The terms and conditions herein shall be binding upon the parties hereto and upon their respective successors and assigns. Any assignee of Licensee’s interests under the Lease may also assume Licensee’s interests hereunder. Any change or modification to this Agreement should only be effective if in writing and signed by both parties hereto.

Exhibit 5

                    IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day, month and year first above written.

LICENSEE:

ICON CLINICAL RESEARCH INC.,
a Pennsylvania corporation

By:

Printed Name:

Title:

Date:

Mailing Address:

Icon Clinical Research Inc.
212 Church Road
North Wales, Pennsylvania 19454
Attn:	Ms. Lois Valentine and
Mr. David Peters
Facsimile #: 215-616-3089

OWNER:

HIGHWOODS REALTY LIMITED PARTNERSHIP, a North Carolina Limited Partnership

By:	Highwoods Properties, Inc.
A Maryland corporation,
its Sole general partner

By:

Printed Name: W. Brian Reames

Title: Vice President

Date:

Mailing address:
2120 West End Avenue, Suite 100
Nashville, Tennessee 37203
Facsimile: 615-320-5607

Exhibit 6

EXHIBIT I

SATELLITE ANTENNA AGREEMENT

                    This Addendum of Lease, (“Addendum”) is made this _____ day of ________, 2003, by and between HIGHWOODS REALTY LIMITED PARTNERSHIP, a North Carolina limited partnership (“Landlord”) and ICON CLINICAL RESEARCH, INC., a Pennsylvania corporation (“Tenant”) and amends the lease agreement dated __________________, 2003 (“Lease”) by and between Landlord and Tenant.

                    WHEREAS, Tenant has requested that Landlord consent to Tenant’s installation and operation of a satellite antennae on the roof of the Building; and

                    WHEREAS, Landlord desires to consent to the installation and operation of the antennae subject to certain conditions;

                    NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the parties contract and further agree as follows:

1.	Capitalized terms used herein and not otherwise defined shall have the meaning given in the Lease.

2.
Consent. Landlord, in consideration of the covenants and agreements to be performed by the Tenant and upon the terms and conditions herein stated, consents to the Tenant installing, maintaining and operating, during the term of this agreement, a ______________ (“Equipment”), of a size, weight, design and shape described on Exhibit A, attached hereto and made a part hereof, or such subsequent weight, design and shape as reasonably approved by Landlord, on the roof of the Building for the purpose of ____________________ [e.g., transmitting and/or receiving microwave or radio signals], in a manner consistent with Tenant’s business, and such cables and wires, on the roof and within the conduits of the building, as are necessary to connect the Equipment to Tenant’s space demised under the Lease (collectively, the “Cables”).

2.
Assignment. Tenant shall not be permitted to assign or sublet the Equipment installation and operation rights to any other party and the right to operate the Equipment shall expire upon the termination of Tenant’s Lease or the earlier termination of this Addendum.

3.
Restrictions. Tenant shall neither knowingly and willfully transmit nor receive any communications via the Equipment that is restricted by law on the basis of being obscene or otherwise subjects Landlord to potential civil or criminal liability. Further, Tenant’s operation of the Equipment shall not interfere with the use or operation of other tenant’s communications existing on the date of this agreement. Following Tenant’s installation of the Equipment, Landlord shall not permit any other tenant in the Building to install equipment on the roof of the Building that interferes with the use or operation of the Equipment.

4.
Liens. Should any claim of lien or other lien be filed against the Land and/or the Building by reason of any act or omission of Licensee or any of Licensee’s agents, employees, contractors or representatives, then Licensee shall cause the same to be canceled and discharged of record by bond or otherwise within thirty (30) days after the filing thereof. Should Licensee fall to discharge such lien within such thirty (30) day period, then Owner may discharge the same, in which event Licensee shall reimburse Owner, on demand, as additional rent hereunder, for the amount of the lien or the amount of the bond, if greater, plus all administrative costs incurred by Owner in connection therewith.

5.
Location. The location of the Equipment and any appurtenances (the “Dish Site”) thereto shall be at shown on cross-hatch on Exhibit B, attached hereto and made a part hereof. Owner, at its option, may substitute for the Dish Site other space on the roof of the Building (the “Substitute Site”) at any time during the term of this Agreement, provided that such Substitute Site is usable by Tenant with any interference. Owner shall give Licensee at least sixty (60) days written notice of its intention to relocate Licensee to the Substitute Site. Owner agrees to relocate the Equipment and the Cables and reconnect the Equipment and the Cables so that it is fully operational following such relocation. Such relocation and reconnection shall be undertaken by Owner at a time reasonably acceptable to Licensee. All such work undertaken by Owner in connection with any such relocation shall be performed in a good and workmanlike manner and in accordance with all applicable laws, orders and regulations of all applicable governmental authorities. Licensee agrees to occupy the Substitute Site as soon as Owner’s work is substantially completed.

6.
Term. The term of this agreement shall commence on the date first written above and shall continue until termination is provided under paragraph 17 hereof or upon the termination of the Lease and any amendments thereto, whichever first occurs.

7.
Payment. Tenant agrees to pay the Landlord, in addition to the rent and other charges paid to the Landlord or assumed by the Tenant in the Lease a monthly fee of $250.00 on the first day of each calendar month during the term of this agreement. The fee will be prorated for any partial calendar month in which this addendum is in effect. If, the Landlord’s insurance premium or real estate assessment increases as a direct result of the installation and operation of the Equipment, the Tenant shall pay all such increases each year as additional rent within thirty (30) days of receipt of the bill and adequate documentation of such increase from Landlord. The Tenant will have no right to an abatement or reduction in the amount of rent if for any reason the Tenant is unable to use the Equipment, unless due to the negligent or willful act or omission of Landlord, its agents, contractors or employees. Notwithstanding the foregoing, Landlord shall waive any payment for the first installation of Equipment, subject to the approval rights retained herein.

Exhibit 2

8.	Installation of Equipment.

a.
As set forth in paragraph 1, the size, weight, design and shape of any substitute Equipment is subject to Landlord’s approval. In this regard, Tenant shall submit all specifications of the Equipment to the Landlord for approval. Tenant agrees to pay Landlord’s reasonable cost of review and approval of the plans and specifications within 30 days of written approval from Landlord. Consent of Landlord shall not constitute any representations or warranty by the Landlord that such alterations are feasible, advisable, accurate or sufficient or that the Tenant will be granted permits for construction or operation by appropriate governmental authorities, or that the resulting premises shall be safe, habitable or tenantable, or fit for Tenant’s purposes.

b.
Tenant’s installation contractor for the Equipment shall be subject to Landlord’s prior review and approval, which such approval shall not be unreasonably withheld, conditioned or delayed, and such contractor must provide evidence of liability and workmen’s compensation insurance reasonably satisfactory to the Landlord prior to installation. Tenant’s contractors and subcontractors must comply with all building rules in effect, including but not limited to rules relating to the use of elevators, tool storage and removal of debris. Tenant may begin construction within ____ days of Landlord’s written approval if all other applicable provisions of this Addendum have been complied with and within 30 days of commencing construction shall complete the installation of the Equipment.

c.
Upon installation of the Equipment, Landlord has the right to inspect such Equipment in order to verify that such installation and the Equipment complies with the approvals previously given by the Landlord. If such inspection reveals any material deviation from Landlord’s prior approvals, such material deviation shall constitute a breach of this addendum and the Landlord may either require that Tenant immediately conform the Equipment to the approved specifications, or terminate this addendum pursuant to paragraph 17 herein.

d.
Within 10 days of completion of the installation of the Equipment, the Tenant shall notify the Landlord of same. The work to install the Equipment will be accepted by Landlord when the last of the following condition occurs:

Exhibit 3

i.
Landlord and/or its representative has inspected the Equipment after construction is complete and has determined that such construction has been substantially completed in accordance with the approved plans and specifications;

	ii.	Tenant provides Landlord with the final certificates and other permits required by law, if any;

	iii.	Tenant certifies to Landlord that Tenant has paid the installation cost in full or established an escrow satisfactory to Landlord;

iv.
Tenant delivers to Landlord copies of the record drawings and specifications which shall bear the stamp of a lawfully licensed design professional, if required by law, along with modifications annotated thereto; and

v.
Tenant provides Landlord with copies of final lien waivers from its contractor, as well as any significant subcontractors and suppliers as requested by Landlord, in a form reasonably acceptable to Landlord.

9.
Access. Tenant may only access the roof of the Building through common areas of the Building and other designated areas and Tenant agrees that it will not pass through other tenants’ spaces, nor will it interfere with any other tenants’ businesses. Additionally, Tenant agrees to give the Landlord reasonable notice prior to accessing the roof, any cabling or communication closets. Tenant also agrees only to access same during normal business hours and upon Landlord’s consent, not to be unreasonably withheld, conditioned or delayed.

10.
Use of Building Electricity. Landlord agrees to allow Tenant to utilize electricity in the Building for the purposes of operating the Equipment. However, the proposed connection of electricity and location of the electric cables on the roof and throughout the Building shall be subject to the Landlord’s prior review and approval. Landlord, at its sole discretion, may have a submetering device installed at Tenant’s expense to allocate additional electrical costs to Tenant as a result of the use of the Equipment.

11.
Chanqes in Equipment. Any future installations or changes in the Equipment or any Cables shall be subject to all the conditions and restrictions for original installation of the Equipment as set forth herein, and shall be subject to Landlord’s prior approval.

12.
Nonexclusive Use. Landlord reserves the right to install any other equipment or allow other tenants or licensees to install, maintain and operate other equipment on the roof and in the Building. Landlord shall have the right to do maintenance, repairs and remodeling to the Building and roof space at any time without Tenant’s prior approval, provided such does not interfere with the use or operation of the Equipment.

Exhibit 4

13.
Installation and Maintenance of Cable in the Building. In the event that Tenant desires to run any Cable through the Building in connection with the installation and maintenance of the Equipment, Tenant agrees to submit work drawings to the Landlord specifying the following:

	a.	The locations throughout the Building where the Cable will be located.

	b.	The manner in which the Cabling will be run through the Building.

	c.	The communications closets, if any, which will be utilized in installing and maintaining such Cabling.

	d.	The amount of Cable which will be required to be utilized.

	e.	The type of Cable which will be utilized.

Additionally, Tenant agrees that all Cable shall be shielded cable, that the cable coating shall comply with all applicable fire codes and is properly labeled so that it can be identified by the Landlord, Landlord’s agents or third parties. Landlord warrants to Tenant that, as of the date of this Addendum, conduit space exists for Tenant use in running the Cable from the roof to its demised premises.

Tenant further agrees to provide Landlord reasonable notice prior to installing any Cable, and such notice shall set forth the times at which Tenant expects to be installing or working on such cables. Tenant agrees that if will not pass through other tenants’ spaces, nor interfere with any other tenants’ businesses when installing or maintaining such cables.

14.
Zoning. Tenant acknowledges that the Landlord has made no representations or warranties to the Tenant that the Equipment Is permitted under applicable zoning ordinances. Tenant represents and warrants to the Landlord that it has ascertained that the Equipment and installation thereof is so permitted under applicable zoning laws, including but not limited to any zoning laws relating to height restrictions.

15.
Compliance with Law. Tenant warrants that it will comply with all applicable laws and regulations of the United States, the State of Tennessee, or any political subdivision thereof in connection with the installation and use of the Equipment. Tenant further warrants that Tenant shall, at its sole cost and expense, obtain any and all governmental licenses and permits’ necessary, not only to install said Equipment, but also to operate said Equipment as herein contemplated. Tenant further agrees to obtain and maintain all necessary permits during the term hereof and that if it fails to do so after receipt of written notice from Landlord and the passing of thirty (30) days, Landlord may require Tenant to remove the Equipment at Tenant’s sole cost and expense.

Exhibit 5

16.
Insurance. Tenant agrees to procure and maintain while this agreement is in effect, such policies of liability and property damage insurance in amounts not less than $1,000,000 naming Landlord as an additional insured thereunder and written by insurance companies reasonably satisfactory to the Landlord as Landlord reasonably deems necessary.

17.
Termination. In the event of a breach of any provision hereof by Tenant, Landlord may terminate this addendum upon thirty (30) days written notice to the Tenant at the address set forth below. Landlord, at its sole option, may require the Tenant at any time prior to the expiration of this addendum, to immediately terminate the operation of the Equipment if it is (i) causing physical damage to the structural integrity of the Building, or (ii) causing a safety hazard. If the Tenant fails to promptly correct the item(s) in i-ii caused by the Equipment to the Landlord’s reasonable satisfaction, Landlord, in its sole discretion, may require Tenant to remove the Equipment at Tenant’s own cost and expense. Termination of this addendum for cause or otherwise shall not affect the parties rights or responsibilities pursuant to the Lease.

LANDLORD:		HIGHWOODS REALTY LIMITED PARTNERSHIP
c/o Highwoods Properties, Inc.
3100 Smoketree Court, Suite 600
Raleigh, North Carolina 27604
Attn: Manager, Lease Administration
Facsimile #: 919/876-2448

with copy to:		Highwoods Properties, Inc.
2120 West End Avenue, Suite 100
Nashville, Tennessee 37203
Facsimile: 615-320-5607

TENANT:		Icon Clinical Research Inc.
212 Church Road
North Wales, Pennsylvania 19454

	Attn:	Ms. Lois Valentine and
Mr. David Peters
Facsimile #: 215-616-3089

with copy to:		Stephan K. Pahides, Esquire
McCausland, Keen & Buckman
Radnor Court, Suite 160
259 N. Radnor-Chester Road
Radnor, Pennsylvania 19087
Facsimile: 610-341-1099

Exhibit 6

18.
Indemnity. Tenant shall indemnify and hold harmless Landlord from all claims, suits, losses and liabilities arising from Tenant’s installation, maintenance, or operation of the Equipment or any cabling in breach of the terms of this Addendum or from any breach or default by Tenant hereinunder, or from any injuries or damages occurring in connection therewith, except if caused by the negligence or misconduct of Landlord, its agents, contractors or employees.

19.
Subordination. Tenant accepts Landlord’s consent herein granted subject and subordinate to any mortgage or deed of trust and to all amendments, renewals, extensions and refinancing thereof, that may now or hereafter exist or constitute a lien upon the interest of Landlord in the Building or any part thereof, subject to the rights of non-disturbance afforded Tenant under the provisions of the Lease.

20.
Repair Removal. Tenant shall not in any manner deface, injure, or damage the roof of the Building, or any portion of the Building and will pay the cost of repairing any damage or injury to the roof, the Building, or any part thereof by the Tenant, its agents or employees. Upon expiration or sooner termination of this addendum: (i) Tenant shall remove the Equipment and repair any damages caused by such removal and restore the roof, Building and its contents to the substantially the same condition it was in prior to the installation of the Equipment within thirty (30) days following such termination. Additionally, at the option of the Landlord, Landlord shall either (i) retain ownership of all cables running through the Building, or (ii) require Tenant, at Tenant’s sole cost and expense, to remove such cables, repair any damage caused by such removal, and restore those portions of the Building utilized to the substantially the same condition they were in prior to the installation of the cable.

If at any time under the provisions herein Tenant is required to remove the Equipment or cabling from the Building and Tenant is unable or unwilling to do so or the Tenant does not promptly repair damage to the roof, Building or its contents occasioned by the Installation, maintenance or operation of the Equipment, Landlord may after thirty (30) days notice remove or repair same and charge Tenant for the cost of said removal and/or repairs.

Exhibit 7

                    IN WITNESS WHEREOF, the undersigned authorities have hereunto executed this addendum, effective on the day and year first above-written.

TENANT:

ICON CLINICAL RESEARCH INC.,
a Pennsylvania corporation

By:

Printed Name:

Title:

Date:

LANDLORD:

HIGHWOODS REALTY LIMITED PARTNERSHIP, a North Carolina
Limited Partnership

By:	Highwoods Properties, Inc.
A Maryland corporation,
its Sole general partner

By:

Printed Name:

	Title:	Vice President

Date:

Exhibit 8